SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☑ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Montana Mining Corp.

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(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required

☑ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock   ___________________________________________________________________________________

2) Aggregate number of securities to which transaction applies: 16,810,332    ___________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    (Set forth the amount on which the filing is calculated and state how it was determined):  $0.10

    (Average of the close and bid on July 8, 2011)                                                                                                                                                                                                                        ___________________________________________________________________________________

4) Proposed maximum aggregate value of transaction: $1,681,033

___________________________________________________________________________________

5) Total Fee Paid: $119.86

___________________________________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

___________________________________________________________________________________

2) Form, Schedule or Registration Statement No.:

___________________________________________________________________________________

3) Filing Party:

___________________________________________________________________________________

4) Dated Filed:

___________________________________________________________________________________

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

July 19, 2011

To the Stockholders of Montana Mining Corp.:

The attached Information Statement is being delivered by Montana Mining Corp. (the “Company”) in connection with the approval by the holders of a majority of our voting stock of the following matters:

(i)           the acquisition JBP, S.R.L. as a wholly owned subsidiary pursuant to an Asset Purchase Agreement dated August 20, 2010, as amended;

(ii)         the amendment of the Company’s articles of incorporation, as amended, to change our name to “ParkVida Group, Inc.”;

(iii)    the amendment of the Company’s articles of incorporation, as amended, to decrease the number of our authorized common stock from five hundred million (500,000,000) shares, par value $0.001 per share, to two hundred and fifty million (250,000,000) shares, par value $0.001, without affecting the number of issued and outstanding shares.

This Information Statement is first being mailed to stockholders on or about July 19, 20 11. We anticipate that the acquisition and the amendments to our articles of incorporation will become effective on or after August 8, 2011.

On June 30, 2011, the Company’s board of directors passed resolutions calling for the Company’s stockholders to authorize the acquisition and the amendments to our articles of incorporation as well as filing such amendments with the Nevada Secretary of State. On June 30, 2011, the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote executed a written consent in accordance with the provisions set forth in Title 7, Article 78, Section 390 of the Nevada Revised Statutes and Article II, Section 2.10 of the Company’s bylaws that approved the acquisition and the amendments to our articles of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Title 7, Article 78, Section 390 of the Nevada Revised Statutes and Section 14(c) of the Securities Exchange Act of 1934, as amended. The attached Information Statement describes the acquisition and the amendments to our articles of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of Montana Mining Corp.

By Order of the Board of Directors

Ruairidh Campbell

Chief Executive Officer and Director

TABLE OF CONTENTS

to

MONTANA MINING CORP.

INFORMATION STATEMENT

                                                                                                                                                  Page

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING	i

Table of Contents to Montana Mining Corp. Information Statement	1

MONTANA MINING CORP. INFORMATION STATEMENT	2

Introduction	2

Questions and Answers..................................................................................................................... 3

Summary Term Sheet for the Approval of the Acquisition	5

Summary Pro Forma Financial Data	8

Risk Factors	10

Forward Looking Statements	13

Approval of the Acquisition	14

Articles of Incorporation	14

Approval to Change the Company’s Name	14

Approval of the Decrease in the Number of Authorized Common Shares	15

Further Information Regarding the Approval of the Acquisition	16

Montana Mining Corp.	19

JBP, S.R.L.	26

Additional General Information	33

Index to Financial Statements	35

Exhibit A: Amendment to the Company’s Articles of Incorporatio n

MONTANA MINING CORP. INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Unless we indicate otherwise or unless the context requires otherwise, all references in this Information Statement to “we,” “us,” “our,” or the “Company” are to Montana Mining Corp., and all references to “JBP” are to JBP, S.R.L., a private company formed pursuant to the laws of the Dominican Republic.

INTRODUCTION

This Information Statement is being mailed on or about July 19, 2011, to all stockholders of record of the Company as of the close of business on June 30, 2011, in connection with the approval of certain corporate action and certain amendments to our articles of incorporation, as amended.

On June 30, 2011, our board of directors passed resolutions calling for our stockholders to authorize the following matters:

(iii)       the acquisition JBP, S.R.L. (the “Acquisition”) as a wholly owned subsidiary pursuant to an Asset Purchase Agreement dated August 20, 2010, as amended (the “Agreement”);

(iv)       the amendment of our articles of incorporation, as amended, to change our name to “ParkVida Group, Inc.”;

(iii)    the amendment of our articles of incorporation, as amended, to decrease the number of our authorized common stock from five hundred million (500,000,000) shares, par value $0.001 per share, to two hundred and fifty million (250,000,000) shares, par value $0.001, without affecting the number of issued and outstanding shares.

Resolutions (ii) and (iii) are collectively referred to herein the “Amendments”.

The Acquisition and Amendments were approved by the written consent of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on June 30, 2011, in accordance with the provisions set forth in Title 7, Article 78, Section 390 and Title 7, Article 92a, Section 120 of the Nevada Revised Statutes and Article II, Section 2.10 of the Company’s bylaws. We decided to obtain a written consent of approval in order to eliminate the cost and delay involved in holding a special meeting of our stockholders.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is June 30, 2011. As of the record date, 23,676,843 shares of common stock issued and outstanding were entitled to vote on approving the Acquisition and Amendments, with each share of common stock entitled to one vote. By written consent, the holders of 17,130,525 shares of the common stock issued and outstanding, representing approximately 72.4% of the votes entitled to be cast, approved the Acquisition and Amendments.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Acquisition and Amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the Acquisition and Amendments will be effected on or after August 8, 2011.

There will not be a meeting of stockholders to approve the Acquisition and Amendments and none is required under Title 7, Article 78, Section 320 of the Nevada Revised Statutes since the actions have already been approved by the holders of a majority of the outstanding shares of our voting common stock by written consent.

Title 7, Article 78, Section 370 of the Nevada Revised Statutes mandates that if a written consent is signed by less than the unanimous consent of all stockholders entitled to vote, we must give notice of the actions taken to all stockholders who were entitled to vote on the consent actions but who have not consented to the actions. This Information Statement is intended to provide you with the required notice.

QUESTIONS AND ANSWERS

Q.        Why did I receive this Information Statement?

A.        Applicable laws require us to provide you with information regarding the Acquisition and Amendments even though your vote is neither required nor requested for the Acquisition and Amendments to become effective.

Q.        Why is the Company acquiring JBP as a wholly owned subsidiary?

A.        Since commencing operations on December 7, 1999, we have accrued net losses and failed to develop or acquire a successful business. As such, we have been considering alternative business opportunities that might bring value to our stockholders. Our stockholders who hold a majority of the outstanding shares of the Company have determined that JBP is a suitable business opportunity despite its auditors having expressed a substantial doubt regarding JBP’s ability to continue as a going concern. On acquiring JBP our business will be to design, construct and operate a premiere, 200-room, destination resort to be known as ParkVida located on a 700-acre site owned by JBP, adjacent to a national park in the Dominican Republic.

Q.        Why is the Company amending its name?

A.        The Agreement requires us to obtain shareholder approval to change its name to “ParkVida Group, Inc.” The primary reason for changing our name is to better reflect the business in which we will become involved.

Q.        Why is the Company decreasing its number of authorized common shares?

A.        The primary reason for us reducing the number of authorized common shares is to decrease the number of shares available for issuance.

Q.        When do you expect the Acquisition and Amendments to become effective?

A.        The Acquisition will become effective as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders. The Amendments will become effective upon the filing with the Nevada Secretary of State. We expect to file the Amendments with the Nevada Secretary of State as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

Q.        What will I receive when the Acquisition and Amendments are effective?

A.        The Acquisition and Amendments have already been approved. You will not receive anything notifying you that the Acquisition and Amendments have become effective.

Q.        Why am I not being asked to vote?

A.        The holders of a majority of the issued and outstanding shares of common stock have already approved the Acquisition and the Amendments pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of our board of directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q.        Do stockholders need to take any action in connection with the name change?

A.        Stockholders are not required to take any action as the name change will be implemented by our transfer agent on the effective date. However, stockholders who might wish to physically receive certificates with the new name will have to surrender their current certificates to our transfer agent in exchange for new certificates.

Q.        What do I need to do now?

A.        Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.        Are dissenters’ rights applicable to the Acquisition or Amendments under Nevada law?

A.        No, dissenters’ rights are not applicable to the Acquisition or Amendments under Nevada law.

Q.        Who can I contact with questions?

A.        If you have any questions about any of the actions to be taken by the Company, please contact us at (801) 582-9609.

            If you have any questions about your share certificates please contact our transfer agent, Interwest Transfer Company, 1981 E. Murray-Holladay Road, Holladay, Utah, 84117–5164. Their phone number is (801) 272-9294.

SUMMARY TERM SHEET FOR THE

APPROVAL OF THE ACQUISITION

The acquisition of JBP will result in a change in THE COMPANY’s business.

This summary highlights selected information from this Information Statement related to the Acquisition and may not contain all of the information that is important to you. To understand the transaction fully, and for a more complete description of the terms of the Acquisition, you should carefully read this entire Information Statement, including the Agreement incorporated herein by reference to our Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2010 and the amendment to the Agreement incorporated herein by reference to our Form 10-K filed with the Commission on March 31, 2010. We have included page references in this summary to direct you to the appropriate place in this Information Statement and the exhibits for a more complete description of the topics presented.

CONTACT INFORMATION

Montana Mining Corp.

1403 East 900 South

Salt Lake City, Utah 84105

United States of America

Attn: Ruairidh Campbell, President

Phone: (801) 582-9609

Email: ruairidhcampbell@msn.com

JBP, S.R.L.

Avenida Lope de Vega # 122

Suite 102

Santo Domingo

Dominican Republic

Attn: Jay Blackmore, President

Phone: (809) 729-2943

Email: jayblackmore@gmail.com

BUSINESS CONDUCTED

Montana Mining Corp. (page 19)

The Company was incorporated in Nevada on December 7, 1999, as “Aswan Investments, Inc.” to engage in any legal undertaking. On July 17, 2002, our name was changed to “Montana Mining Corp.” to reflect the decision of management to enter into mineral exploration activities. After completing the first stages of an exploration program on an optioned property in the state of Montana, we were unable to indicate conclusively the existence of any economically recoverable mineralization. The Company therefore abandoned the purchase option and all exploration efforts in January of 2005.  We have since been in the process of seeking out other business opportunities and have engaged in certain agreements, most notably our agreement to acquire Produced Water Solutions, Inc. (PWS) that did not materialize due primarily to our inability to attract sufficient funding.

JBP, S.R.L. (page 26)

JBP began operations on January 1, 2008 as JBP, S.A. (date of inception) and was incorporated under the laws of the Dominican Republic on March 6, 2008. JBP is beneficially owned by Park Capital Management, Inc., a private company formed and located in the Province of Saskatchewan, Canada.

JBP intends to design, develop and operate ParkVida, a premiere destination resort designed for mountain biking of all disciplines. The 700-acre resort will be developed on the site of a former coffee plantation, adjacent to a national park, at the top of the Cordillera Central mountain range in the Dominican Republic on land owned by JBP.

THE ACQUISITION (page 16)

On August 20, 2010 our board of directors approved the execution of the Agreement, as amended on November 20, 2010, and on June 30, 2011 determined that our stockholders should consider whether to approve the Acquisition. A majority of our stockholders approved the Acquisition by written consent on June 30, 2011 and authorized the Company to close the transaction subject to the terms and conditions provided. The consummation of the Acquisition will cause us to acquire JBP as a subsidiary that will continue to focus on the development of the ParkVida resort.

TERMS OF THE ACQUISITION

The Agreement (page 16, our Form 8-K filed August 31, 2010, and Form 10-K filed March 31, 2010)

Subject to the terms and conditions of the Agreement, the Company will acquire 100% of JBP from Park Capital Management, Inc. (“Park”). The Agreement requires that we issue 15,282,120 shares of common stock and 6,824,300 share purchase warrants to be exercised within ten years of the date of grant at an exercise price of $0.005 per share to Park. The Agreement further requires that we pay a finder’s fee of 1,528,212 shares and 682,430 share purchase warrants to be exercised within three years of the date of grant at an exercise price of $0.06 per share.

Closing of the Acquisition (page 16)

The closing of the Agreement is expected to take place on or after August 8, 2011, at our offices.

Conditions Precedent to the Acquisition (page 16)

The closing of the Agreement depends on the satisfaction or waiver of a number of conditions, including the following:

•         our stockholders agreeing to change our name to “ParkVida Group, Inc.”, which has been approved;

•         our stockholders electing two people nominated by Park to our board of directors at closing, which condition has been waived by Park;

•         the Company having completed a private placement at $0.05 per share in an amount of no less than $750,000, which has since been accomplished;

•         JBP having completed a comprehensive business plan detailing development costs, cash flow forecasts and timelines, which business plan has been completed and submitted to us;

•         the Company having converted amounts owed to Ruairidh Campbell, who is our sole officer and director, and his consulting company, into shares of the Company’s common stock at $0.05 per share, which obligation has been converted into 1,178,140 shares;

•         the Company having entered into a consulting agreement with Mr. Campbell, which condition will be accomplished prior to closing;

•         JBP having entered into consulting agreements with Jay Blackmore and Mason Blackmore, which condition will be accomplished prior to closing; and

•         the Company having executed a stock option plan, which condition will be accomplished prior to closing .

Representations and Warranties within the Acquisition (page 17)

We, JBP, and Park represent and warrant a number of representations and warranties within the Agreement.

Interests of Our Executive Officer and Directors in the Acquisition (page 17)

Our sole executive officer and director, as a stockholder, has a similar interest to his fellow stockholders in the acquisition of JBP.

Change of Control (page 17)

Pursuant to the Agreement, at the closing of the Acquisition we will issue 15,282,120 shares of our common stock to Park and 1,528,212 shares of our common stock to Jose A. Aris for coordinating the respective parties and assisting in the due diligence process. Furthermore, at the closing of the Acquisition we will grant 6,824,300 common stock purchase warrants with an exercise price of $0.005 per share for a period of ten years from the date of issuance to Park, and will grant 682,430 common stock purchase warrants with an exercise price of $0.06 per share for a period of 36 months from the date of issuance to Mr. Arias.  The dilution to our current stockholders due to the issuance of the shares and the grant of warrants will constitute a change of control.

We anticipate that an annual meeting of the stockholders will be held early next year, at which meeting stockholders will be afforded the opportunity to elect a slate of directors.

The Consideration Offered To Stockholders (page 18)

There is no consideration being offered to stockholders.

The Reasons For Engaging In The Acquisition (page 18)

The holders of a majority of the issued and outstanding shares of our common stock believe that the JBP business plan for the property it holds in the Dominican Republic is a suitable business opportunity on which to focus our business.

The Vote Required For Approval of the Acquisition (page 18)

Approval of the Acquisition required the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock. By written consent the holders of 17,130,525 shares of the issued and outstanding common stock, representing approximately 72.4% of the votes entitled to be cast, approved the terms of the Acquisition and the amendments to our Articles of Incorporation.

Material Differences In The Rights Of Security Holders As A Result Of The Acquisition (page 18)

There will be no material differences in the rights of our security holders as a result of the Acquisition.

Accounting Treatment Of The Acquisition (page 18)

The Acquisition will be accounted for as a reverse acquisition by JBP of the Company in accordance with U.S. generally accepted accounting principles.

The Federal Income Tax Consequences Of The Acquisition (page 18)

Our stockholders will not recognize gain or loss as a result of the Acquisition. The Acquisition will not affect the adjusted bases and holding periods of the shares of our common stock held by our current stockholders.

REGULATORY APPROVALS (page 18)

No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

REPORTS, OPINIONS, APPRAISALS (page 18)

We have not obtained any reports, opinions, or appraisals in connection with our acquisition of JBP.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS (page 18)

There are no past contracts, transactions or negotiations in connection with our acquisition of JBP other than a letter of intent executed by the respective parties dated June 7, 2010.

SUMMARY PRO FORMA FINANCIAL DATA

The following is a summary of unaudited, pro forma, consolidated, financial data for the periods ended as of March 31, 2011 and December 31, 2010 for the Company and JBP. This summary of pro forma financial data is based on pro forma financial data attached hereto. For accounting purposes, the acquisition has been treated as a reverse acquisition. The pro forma balance sheet is presented as if the Acquisition had occurred on March 31, 2011 and the pro forma statement of operations data is presented as if the Acquisition had occurred on December 31, 2010. The pro forma financial data is presented for informational purposes and is not necessarily indicative of either the future results of operations or the results of operations that would have occurred if the acquisition had been consummated on any date. You should read the following pro forma financial data along with other financial information contained elsewhere in this proxy statement.

Summary Unaudited Consolidated Pro Forma Balance Sheets at March 31, 2011

ASSETS	March 31, 2011
Current assets:
Cash and cash equivalents	$250,202
Total current assets	250,202

Interest receivable	-
Note receivable	-
Property and equipment, net	697,381

Total assets	$947,583

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$48,036
Accrued expenses	-
Related party payable	2,544
Note payable	-
Total current liabilities	50,580

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	-
Common stock	40,487
Additional paid-in capital	1,417,436
Deficit accumulated during the development stage	(560,920)

Total stockholders' equity (deficit)	897,003

Total liabilities and stockholders' equity (deficit)	$947,583

Summary Unaudited Consolidated Pro Forma Statements of Operations for the

Three Months Ended March 31, 2011 and the Year Ended December 31, 2010

	March 31,	December 31,
	2011	2010

Revenues, net	$-	-
General and administrative expenses	87,345	295,604
Loss from operations	(87,345)	(295,604)

Other income (expense):
Interest income	237	6,473
Interest expense	-	(48,733)
Gain on sale of Produced Water Systems rights		23,887
	237	(18,373)
Loss before provision for income taxes	(87,108)	(313,977)

Provision for income taxes	-	-
Net loss	$(87,108)	(313,977)

RISK FACTORS

Our operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or the value of our securities.

Risks Relating to the Acquisition of JBP

The Acquisition will result in dilution to our current stockholders’ voting power and ownership percentages.

The issuance of shares of our capital stock for the purpose of consummating the Acquisition will dilute the voting power and ownership percentage of our existing stockholders. We will issue a total of 16,810,332 shares of our common stock at closing, resulting in a dilution of approximately 41.5% to our current stockholders. We will also grant a total of 7,506,730 common stock purchase warrants at closing, which, if the grantees were to exercise all of the warrants would, in the aggregate, result in a dilution of approximately 50.7% to our current stockholders.

The Acquisition could decrease the value of your stock in the near term.

JBP is a development stage company with no history of realizing revenue from operations and a working capital deficit, about which its auditors have expressed an opinion as to going concern. Additionally, JBP expects losses in the future and its current assets are insufficient to conduct its minimum plan of operation over the next 12 months. Given these facts, the Acquisition could result in significant losses for us in the near term which could decrease the value of our stock.

Risks Related to the Company’s Business

We have a history of significant operating losses and such losses may continue in the future.

Since our inception in 1999, our expenses have substantially exceeded our income, resulting in continuing losses and an accumulated deficit of $382,055 at December 31, 2010, which increased to $392,751 at March 31, 2011. During the initial three months of this year we recorded a net loss of $10,696. We have never realized revenue from operations. Our only expectation of future profitability is dependent on the successful development of ParkVida.

The Company’s limited financial resources and historical performance cast severe doubt on its ability to develop ParkVida.

The Company’s future operation is dependent on the development and ultimate success of ParkVida yet our ability to procure the financing necessary to complete that development is in doubt. Current resources are limited and we are burdened by a historical inability to realize requisite financing.  Our inability to finance the development of ParkVida may likely force us to cease operations.

We require near term financing to meet working capital requirements.

We require near term financing through equity offerings or debt placements to meet current working capital requirements.  Despite the immediacy of necessary financing, the Company has no commitment to raise any of the requisite capital, without which it will not be able to meet its financial obligations.

Unpredictability of future revenues and potential fluctuations in our operating results.

Since we have no history of generating revenues in the hospitality industry or at all, we are unable to provide accurate forecasts of anticipated revenues. Although we expect to rely on the expertise of consultants experienced in the field to indicate performance going forward, our current and future expense levels are based largely on our own estimates. Further, our future commitments may make it prohibitive to adjust spending to compensate for unexpected revenue shortfalls or delay. Accordingly, any significant shortfall or delay in realizing revenue in relation to our planned expenditures would have an immediate adverse affect on our business, financial condition, and results of operations.

The results of our operations depend on the efforts of third parties.

Almost all of our operations depend on the efforts of third parties including Modularis and Select International Ltd. Despite being experts in their respective fields, our dependence on third parties to initiate, determine and conduct operations could impede our prospects for success.

Our ability to begin construction on ParkVida will depend upon the receipt of governmental approvals.

JBP is currently coordinating efforts to obtain government approvals for ParkVida from the Dominican Republic. Approval will require JBP to provide the government with a comprehensive plan detailing the development of ParkVida as well as an environmental impact statement for the project.  A lengthy application process or a rejection of JBP’s application may cause us to abandon our plan to develop ParkVida or alternatively to change our businesses development objectives in the Dominican Republic.

Developing and operating destination resorts like ParkVida are inherently risky.

We will be exposed to potential setbacks during the development of ParkVida. Destination resorts require a lengthy development period, necessitate complicated space planning and design, are highly capital intensive and face high market expectations in terms of the physical product offering. Setbacks related to any of these factors could negatively affect costs and influence future investment returns.

Additionally, a new set of risks will arise in the event we complete the resort. At that time volatility in our net operating income will be our greatest risk. Fluctuations in the operating performance of ParkVida could negatively impact the net operating income available to us which in turn could affect our ability to service any future mortgage or senior debt, potentially forcing us into liquidation.

We are dependent upon key personnel who would be difficult to replace.

Our continued operation will be largely dependent on the efforts of Ruairidh Campbell, our sole officer and director, and Jay Blackmore, JBP’s president. We do not maintain key-person insurance on Mr. Campbell or Mr. Blackmore. Our future success also will depend in large part on our ability to identify, attract and retain other highly qualified managerial, technical and sales and marketing personnel. Competition for these individuals is intense. The loss of the services of either Mr. Campbell or Mr. Blackmore or our inability to identify, attract or retain qualified personnel in the future, or delays in hiring qualified personnel, could make it more difficult for us to maintain our operations and meet objectives.

Risks Related to the Company’s Stock

The market for our common stock is limited and our stock price may be volatile.

The market for our common stock is limited due to low trading volume and the small number of brokerage firms acting as market makers. Due to these market limitations and frequent volatility in the market price of our stock, our stockholder may face difficulties in selling shares. The average daily trading volume for our stock has varied significantly from week to week and from month to month, and the trading volume often varies widely from day to day.

If the market price for our common stock declines, stockholders or others may be encouraged to engage in short selling, depressing the market price.

The significant downward pressure on the price of the common stock as stockholders or others sell material amounts of common stock could encourage short sales. Short selling is the selling of a security that the seller does not own, or any sale that is completed by the delivery of a security borrowed by the seller. Short sellers assume that they will be able to buy the stock at a lower amount than the price at which they sold it short. Significant short selling of a company’s stock creates an incentive for market participants to reduce the value of that company’s common stock. If a significant market for short selling our common stock develops, the market price of our common stock could be significantly depressed.

We incur significant expenses as a result of the Sarbanes-Oxley Act of 2002, which expenses may continue to negatively impact our financial performance.

We incur significant legal, accounting and other expenses as a result of the Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Commission, which control the corporate governance practices of public companies. Compliance with these laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, has substantially increased our expenses, including legal and accounting costs, and made some activities more time-consuming and costly.

Our common stock is currently deemed to be “penny stock”, which makes it more difficult for stockholders to sell their shares.

Our common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of stockholders and provide stockholders with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, stockholders will find it more difficult to dispose of our securities.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain a specific provision that eliminates the liability of directors for monetary damages to us and our stockholders; further, we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

FORWARD-LOOKING STATEMENTS

Statements contained in this Information Statement, with the exception of historical facts, are forward-looking statements. Forward-looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

•         our anticipated financial performance;

•         uncertainties related to development of ParkVida;

•         our ability to generate revenue in the event we complete the development of ParkVida;

•         our ability to raise additional capital to fund operations and the development of ParkVida;

•         the volatility of the stock market; and

•         general economic conditions.

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors.

We wish to advise readers not to place any undue reliance on the forward-looking statements contained in this Information Statement, which reflect our beliefs and expectations only as of the date of this Information Statement. We assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other that is required by law.

We also wish to caution readers that our operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled “Risk Factors” included elsewhere in this Information Statement.

APPROVAL OF THE ACQUISITION

Our board of directors executed a written consent authorizing and recommending that the Company’s stockholders approve the acquisition of 100% of the outstanding ownership of JBP. The Company’s stockholders approved the Acquisition on June 30, 2011 and authorized the Company’s officers to close the Agreement subject to the terms and conditions provided therein.

Please see “Further Information Regarding the Approval of the Acquisition” beginning on page 16 for details of the Acquisition and the Agreement.

REASONS FOR THE EXECUTION OF THE ASSET PURCHASE AGREEMENT

Since commencing operations on December 7, 1999, we have accrued net losses and failed to develop or acquire a successful business. As such, we have been considering alternative business opportunities that might bring value to our stockholders. Our board of directors and stockholders has determined that JBP is a suitable business opportunity.

The Acquisition will cause us to focus our efforts on the design, construction and operation of a premiere 200-room destination resort to be known as ParkVida located on a 700-acre site, adjacent to a national park in the Dominican Republic.

IMPLEMENTATION OF THE EXECUTION OF THE ASSET PURCHASE AGREEMENT

The Agreement will close as soon as is reasonably practicable on or after the 20th day following the mailing of this Information Statement to our registered stockholders.

ARTICLES OF INCORPORATION

Our articles of incorporation, as amended, may be viewed on the Commission’s website, www.sec.gov, as follows:

•         Articles of incorporation of the Company filed as Exhibit No. 3(i) of the Company’s Form 10-SB as filed with the Commission on February 3, 2000;

•         Amendment to articles of incorporation filed as Exhibit No. 3(i)(b) of the Company’s Form 8-K as filed with the Commission on August 15, 2002; and

•         Amendment to articles of incorporation filed as Exhibit No. 3(i)(c) of the Company’s Form 10-QSB as filed with the Commission on November 8, 2004.

APPROVAL TO CHANGE THE COMPANY’S NAME

Our board of directors executed a written consent authorizing and recommending that the stockholders approve changing the Company’s name from “Montana Mining Corp.” to “Park Vida Group, Inc.” by means of an amendment to our articles of incorporation, as amended. The Company’s stockholders approved the amendment to our articles of incorporation, as amended, on June 30, 2011 and authorized its officers to effect the amendment.

REASONS FOR THE NAME CHANGE

The purpose for changing our name is to better reflect the business in which we will be involved following the Acquisition. Additionally, the Agreement conditions the transaction on the Company changing its name.

IMPLEMENTATION OF THE NAME CHANGE

The name change will be implemented by amending our articles of incorporation, as amended. This amendment deletes the first article of the articles of incorporation, as amended, in its entirety, providing for a new first article as follows:

“FIRST.  The name of the corporation shall be ParkVida Group, Inc.”

This amendment deletes the title of the articles of incorporation, as amended, in its entirety, providing for a new title as follows:

“Articles of Incorporation of ParkVida Group, Inc.”

The complete text of the Amendments is attached as Exhibit A hereto.

The name change will become effective upon the filing of an amendment to the articles of incorporation, as amended with the Nevada Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our registered stockholders.

APPROVAL OF THE DECREASE IN THE NUMBER OF

AUTHORIZED SHARES

Our board of directors and the stockholders holding a majority of our voting common stock have approved a decrease in the Company’s authorized common stock from five hundred million (500,000,000) shares, par value $0.001, to two hundred and fifty million (250,000,000) shares, par value $0.001, without affecting the number of issued and outstanding shares, by means of an amendment to the Company’s articles of incorporation, as amended.

REASONS FOR A DECREASE IN NUMBER OF AUTHORIZED COMMON STOCK

The primary reason for decreasing the number of shares of our authorized common stock is to reduce the number of shares available for issuance. The board of directors believes that the number of shares currently available for issuance may have a negative impact on our efforts to attract financing due to the potentially dilutive effect of having such a large number of shares available for issuance. For this reason, we believe that a decrease in the number of shares of our authorized common stock is in the best interests of both the Company and its stockholders.

IMPLEMENTATION OF A DECREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK

The decrease in the number of the Company’s authorized common stock will be implemented by amending our articles of incorporation, as amended. This amendment deletes the fourth article of the articles of incorporation, as amended, in its entirety, providing for a new fourth article as follows:

“FOURTH.  The stock of the corporation consists of Common Stock in the amount of Two Hundred and Fifty Million (250,000,000) shares having par value of $0.001 each and Preferred Stock in the amount of Five Million (5,000,000) shares having par value of $0.001 each. There shall be no cumulative voting by shareholders. The description of the Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof shall be set by the board of directors.”

The complete text of the Amendments is attached as Exhibit A hereto.

The reduction in the number of authorized shares of the Company’s common stock will become effective upon the filing of an amendment to the articles of incorporation, as amended, with the Nevada Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our registered stockholders.

FURTHER INFORMATION REGARDING THE APPROVAL

OF THE ACQUISITION

THE ACQUISITION

On August 20, 2010 our board of directors approved the execution of the Agreement, as amended on November 20, 2010, and on June 30, 2011 determined that our stockholders should consider whether to approve the Acquisition. A majority of our stockholders approved the Acquisition by written consent on June 30, 2011 and authorized the Company’s officers to close the transaction subject to the terms and conditions provided. The closing of the Acquisition will cause us to acquire JBP as a subsidiary that will continue to focus on the development of ParkVida.

TERMS OF THE ACQUISITION

The Agreement

Subject to the terms and conditions of the Agreement, the Company will acquire 100% of JBP from Park Capital Management, Inc. (“Park”). The Agreement requires that we issue 15,282,120 shares of common stock and 6,824,300 share purchase warrants to be exercised within ten years of the date of grant at an exercise price of $0.005 per share to Park. The Agreement further requires that we pay a finder’s fee of 1,528,212 shares and 682,430 share purchase warrants to be exercised within three years of the date of grant at an exercise price of $0.06 per share.

Closing of the Acquisition

The closing of the Agreement is expected to take place on or before August 8, 2011, at our offices.

Conditions Precedent to the Acquisition

The closing of the Agreement depends on the satisfaction or waiver of a number of conditions, including the following:

•         our stockholders agreeing to change our name to “ParkVida Group, Inc.”, which has been approved;

•         our stockholders electing two people nominated by Park to our board of directors at closing, which condition has been waived by Park;

•         the Company having completed a private placement at $0.05 per share in an amount of no less than $750,000, which has since been accomplished;

•         JBP having completed a comprehensive business plan detailing development costs, cash flow forecasts and timelines, which business plan has been completed and submitted to us;

•         the Company having converted amounts owed to Ruairidh Campbell, who is our sole officer and director, and his consulting company, into shares of the Company’s common stock at $0.05 per share, which obligation has been converted into 1,178,140 shares;

•         the Company having entered into a consulting agreement with Mr. Campbell, which condition will be accomplished prior to closing;

•         JBP having entered into consulting agreements with Jay Blackmore and Mason Blackmore, which condition will be accomplished prior to closing; and

•         the Company having executed a stock option plan, which condition will be accomplished prior to closing .

Representations and Warranties within the Acquisition

We, JBP, and Park provide a number of representations and warranties within the Agreement.

Interests of Our Executive Officer and Directors in the Acquisition

Our sole executive officer and director, as a stockholder, has a similar interest to his fellow stockholders in the acquisition of JBP.

Change of Control

Pursuant to the Agreement, at the closing of the Acquisition we will issue 15,282,120 shares of our common stock to Park and 1,528,212 shares of our common stock to Jose A. Aris for coordinating the respective parties and assisting in the due diligence process. Furthermore, at the closing of the Acquisition we will grant 6,824,300 common stock purchase warrants with an exercise price of $0.005 per share for a period of ten years from the date of issuance to Park, and will grant 682,430 common stock purchase warrants with an exercise price of $0.06 per share for a period of 36 months from the date of issuance to Mr. Arias.  The dilution to our current stockholders due to the issuance of the shares and the grant of warrants will constitute a change of control.

Our current stockholders will retain approximately 58.5% of the issued and outstanding common shares after the issuance. Park with Mr. Aris, collectively, will acquire approximately 41.5% of the Company’s issued and outstanding common shares after the issuance. Our current stockholders would retain approximately 49.3% of the issued and outstanding common shares after the issuance of common stock and the exercise of all of the warrants granted. Park and Mr. Aris, collectively, would acquire approximately 50.7% of the Company’s issued and outstanding common shares on the exercise of all warrants granted.

The Company anticipates that an annual meeting of the stockholders will be held early next year, at which meeting stockholders will be afforded the opportunity to elect a slate of directors.

The Consideration Offered To Stockholders

There is no consideration being offered to stockholders.

The Reasons For Engaging In The Acquisition

The holders of a majority of the issued and outstanding shares of our common stock believe that the JBP’s business plan for the property it owns in the Dominican Republic will be successful. Therefore the acquisition of JBP is a suitable business opportunity on which to focus our business.

The Vote Required For Approval of the Acquisition

Approval of the Acquisition required the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock. By written consent the holders of 17,130,525 shares of the issued and outstanding common stock, representing approximately 72.4% of the votes entitled to be cast, approved the terms of the Acquisition and the amendments to our Articles of Incorporation.

Material Differences In The Rights Of Security Holders As A Result Of The Acquisition (page 18)

There will be no material differences in the rights of our security holders as a result of the Acquisition.

Accounting Treatment Of The Acquisition

The Acquisition will be accounted for as a reverse acquisition by JBP of the Company in accordance with U.S. generally accepted accounting principles.

The Federal Income Tax Consequences Of The Acquisition

Our stockholders will not recognize gain or loss as a result of the Acquisition. The Acquisition will not affect the adjusted bases and holding periods of the shares of our common stock held by the Company’s stockholders.

REGULATORY APPROVALS

No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

REPORTS, OPINIONS, APPRAISALS

We have not obtained any reports, opinions, or appraisals in connection with our acquisition of JBP.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

There are no past contracts, transactions or negotiations in connection with our acquisition of JBP other than a letter of intent executed by the respective parties dated June 7, 2010.

MONTANA MINING CORP.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated in Nevada on December 7, 1999, as “Aswan Investments, Inc.” to engage in any legal undertaking. On July 17, 2002, our name was changed to “Montana Mining Corp.” to reflect the decision of management to enter into mineral exploration activities. After completing the first stages of an exploration program on an optioned property in the state of Montana, we were unable to indicate conclusively the existence of any economically recoverable mineralization. The Company therefore abandoned the purchase option and all exploration efforts in January of 2005.  We have since been in the process of seeking out other business opportunities and have engaged in certain agreements, most notably our agreement to acquire Produced Water Solutions, Inc. (PWS) that did not materialize due primarily to our inability to attract sufficient funding.

On August 26, 2009, we assigned our interest in the share exchange agreement with PWS to Dobhai Ventures, Inc. (“Dobhai”) in exchange for a two and one half percent (2½%) royalty on all net revenue realized by Dobhai from PWS’ reverse osmosis and ultra-filtration technology through March 31, 2013 up to $1,000,000 and a cash payment of $135,000 payable within ten days of Dobhai’s acquisition of PWS. The transaction closed on June 30, 2010 and the cash component of the consideration was paid to us shortly thereafter.

Employees

The Company is a development stage company and currently has no employees. Ruairidh Campbell, our sole officer and director, manages the Company.  The Company looks to Mr. Campbell for his entrepreneurial skills and talents.  Management also uses consultants, attorneys and accountants as necessary.

DESCRIPTION OF PROPERTY

The Company currently maintains its offices at 1403 East 900 South, Salt Lake City, Utah, 84105.  Ruairidh Campbell, our sole officer, director and a shareholder of the Company, owns this office space. We pay no rent for the use of this office.  The Company does not believe that it will need to maintain its own office at any time in the foreseeable future in order to carry out its business described herein.

LEGAL PROCEEDINGS

The Company is currently not a party to any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the Financial Industry Regulatory Authority under the symbol, “MMGC”. Trading in the common stock in the over‑the‑counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions.  Further, these prices reflect inter‑dealer prices without retail mark‑up, mark‑down, or commission, and may not necessarily reflect actual transactions. The following table sets forth for the periods indicated the high and low bid prices for the common stock as reported each quarterly period within the last two fiscal years.

Year	Quarter Ended	High	Low
2011	June 30	$0.15	$0.05
	March 31	$0.10	$0.05
2010	December 31	$0.08	$0.05
	September 30	$0.08	$0.05
	June 30	$0.09	$0.03
	March 31	$0.05	$0.02
2009	December 31	$0.06	$0.04
	September 30	$0.09	$0.06
	June 30	$0.15	$0.09
	March 31	$0.18	$0.04

Capital Stock

The following is a summary of the material terms of the Company’s capital stock. This summary is subject to and qualified by our articles of incorporation and bylaws.

Common Stock

As of July 19, 2011 there were 90 shareholders of record holding a total of 23,676,843 shares of fully paid and non-assessable common stock of the 500,000,000 shares of common stock, par value $0.001, authorized. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of July 19, 2011 there were no shareholders of record of the 5,000,000 shares of preferred stock, par value $0.001, authorized.

Warrants

As of July 19, 2011 the Company had no outstanding warrants to purchase shares of our common stock.

Stock Options

As of July 19, 2011 the Company had no outstanding stock options to purchase shares of our common stock.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the near future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors.  There are no restrictions that currently limit the Company's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Transfer Agent and Registrar

The Company’s transfer agent and registrar is Interwest Transfer Company, 1981 E. Murray-Holladay Road, Holladay, Utah, 84117–5164. Interwest’s phone number is (801) 272-9294.

Purchases of Equity Securities made by the Issuer and Affiliated Purchasers

None.

Recent Sales of Unregistered Securities

None.

MANAGEMENT’S PLAN OF OPERATION

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this quarterly report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include but are not limited to those discussed in the subsection entitled “Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition” below. The following discussion should be read in conjunction with our financial statements and notes thereto included in this report. Information presented herein is based on the financial statements for the periods ended March 31, 2011 and December 31, 2010. Our fiscal year end is December 31.

Discussion and Analysis

Our plan of operation over the next twelve to twenty four months is to design, construct and operate a premiere destination resort in the Dominican Republic to be known as ParkVida that will be focused on mountain biking of all disciplines (i.e. downhill, cross-country, free ride, dirt jump, trials/street, and cyclocross) in addition to a host of other exciting activities. We will require a minimum of $10 million dollars in additional debt or equity funding in the next twelve months to pursue our business plan. Such financing is not currently committed and there can be no assurance that such financing will be available within the next twelve months.

Results of Operations

During the three month period ended March 31, 2011, we (i) satisfied continuous public disclosure requirements; (ii) expanded our due diligence with respect to ParkVida; and (iii) worked with JBP to continue the development of ParkVida with Company loans.

During the year ended December 31, 2010, we (i) satisfied continuous public disclosure requirements, (ii) closed the assignment of the share exchange agreement with PWS to Dobhai;

(iii) performed due diligence with respect to ParkVida, (iv) procured requisite equity financing in connection with the prospective acquisition of ParkVida.

Net Loss

For the period from December 7, 1999, to March 31, 2011, we recorded a net loss of $392,751. Net losses for the three month period ended March 31, 2011 were $10,696 as compared to $11,866 for the three month period ended March 31, 2010. The decrease in our net losses over the comparative three month periods can be attributed primarily to the elimination of interest expense and the increase in interest income in the current three month period. Our cumulative operating loss is mostly due to costs associated with a forfeited option agreement, an impaired franchise fee, interest expenses and general and administrative expenses. General and administrative expenses include accounting costs, consulting fees, mining exploration expenses, due diligence costs and the preparation of disclosure documentation.

For the period from December 7, 1999, to December 31, 2010, we recorded a net loss of $382,055. Net losses for the twelve month period ended December 31, 2010 were $69,085 as compared to $66,837 for the twelve month period ended December 31, 2009. The decrease in our net losses over the comparative twelve month periods can be attributed to a gain on the sale of its rights associated with the PWS shareholders agreement offset by an increase in general and administrative expenses. Our cumulative operating loss is mostly due to costs associated with a forfeited option agreement, the impaired LA Boxing franchise fee, interest expenses and general and administrative expenses.

We did not generate revenue during this period and expect to continue to incur losses.

Capital Expenditures

We expended no amounts on capital expenditures for the period from December 7, 1999, to March 31, 2011.

Income Tax Expense (Benefit)

We have a prospective income tax benefit resulting from a net operating loss carry-forward and start up costs that will offset any future operating profit.

Impact of Inflation

We believe that inflation has had a negligible effect on operations over the past three years.

Liquidity and Capital Resources

The Company is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources, and stockholders’ deficit.

We had total assets of $713,885 as of March 31, 2011, consisting of cash of $250,202, interest receivable from JBP of $11,221 and a note receivable of $452,462 from JBP. We had current and total liabilities of $7,986 as of March 31, 2011, consisting of $5,442 in accounts payable, $2,544 in related party payables. Net stockholders' equity in the Company was $705,899 at March 31, 2011. We had current and total assets of $718,425 as of December 31, 2010, consisting of cash of $334,592, a note receivable of $378,963 from JBP and interest thereon of $4,870 due from JBP. Net stockholders' equity in the Company was $716,595 at December 31, 2010.

Cash flow used in operating activities was $264,111 for the period from December 7, 1999, to March 31, 2011. Cash flow used in operating activities for the three month period ended March 31, 2011 increased to $10,891 as compared to $5,015 for the three month period ended March 31, 2010. The change in cash flows used in operating activities over the comparative three month periods can be attributed primarily to the elimination of the amortization of beneficial conversion feature and an increase in interest receivable in the current period.  Our cumulative cash flow used in operating activities was used on accounting, administration, consulting, exploration expenses and a franchise fee.

Cash flow used in operating activities was $253,220 for the period from December 7, 1999, to December 31, 2010. Cash flow used in operating activities for the twelve month period ended December 31, 2010 was $70,209 as compared to $73 for the twelve month period ended December 31, 2009. The cash flows used in operating activities over the current period can be attributed to the payment of current period general and administrative costs and decreases in accounts payable and related party interest payable.  Our cumulative cash flow used in operating activities was used on accounting, administration, consulting, exploration expenses and a franchise fee.

We expect to continue to use cash flow in operating activities over the next twelve months in developing ParkVida.

Cash flow provided from financing activities was $954,736 for the period from December 7, 1999, to March 31, 2011.  Cash flow provided by financing activities for the three months ended March 31, 2011 was $0 as compared to $5,000 for the three months ended March 31, 2010. Our cumulative financing activities have consisted of sales of the Company’s common stock as well as related and non-related party loans.

Cash flow provided from financing activities was $954,736 for the period from December 7, 1999, to December 31, 2010.  Cash flow provided by financing activities for the twelve months ended December 31, 2010 increased to $664,549 as compared to $100 for the twelve months ended December 31, 2009. The increase in cash flow provided from financing activities over the comparative twelve month periods can be attributed to related party loans and equity sales in the current period associated with the funding commitment required to acquire JBP from Park offset by payment on a note payable. Our cumulative financing activities have consisted of sales of the Company’s common stock as well as related and non-related party loans.

We expect to continue to use cash flow provided by financing activities to raise additional funds to follow our plan of operation.

Cash flow used in investing activities was $440,423 for the period from December 7, 1999, to March 31, 2011. Cash flow used in investing activities for the three month period ended March 31, 2011 was $73,499 as compared to $0 for the three month period ended March 31, 2010.  The increase in cash flows used in investing activities over the comparative three month periods can be attributed to a series of secured loans made to JBP in connection with the development of ParkVida. Cash flow used in investing activities over the cumulative period can be partially attributed to those amounts loaned to JBP, a franchise fee and the loan to PWS.

Cash flow used in investing activities was $366,924 for the period from December 7, 1999, to December 31, 2010. Cash flow used in investing activities for the twelve months ended December 31, 2010 increased to $259,849 as compared to $0 for the twelve months ended December 31, 2009.  The increase in cash flows used in investing activities over the comparative twelve month periods can be attributed to a series of secured loans made to JBP offset by cash flow provided by investing activities with the repayment of the PWS loan and our gain on the assignment of our PWS rights to Dobhai. Cash flow used in investing activities over the cumulative period can be partially attributed to those amounts loaned to JBP, the franchise fee paid to LA Boxing and the loan to PWS.

We expect to use cash flow in investing activities going forward into future periods.

The Company’s current assets are insufficient to conduct its plan of operation over the next twelve (12) months. We will have to seek at least $10,000,000 in debt or equity financing over the next twelve months to fund our development of ParkVida.  We have no current commitments or arrangements with respect to, or immediate sources of this funding. Further, no assurances can be given that funding is available. Our shareholders are the most likely source of new funding in the form of loans or equity placements though none have made any commitment for future investment and we have no agreement formal or otherwise. Our inability to obtain sufficient funding will have a material adverse affect on the Company’s ability to complete the development of ParkVida.

The Company does not intend to pay cash dividends in the foreseeable future.

The Company had no lines of credit or other bank financing arrangements as of March 31, 2011.

The Company had no commitments for future capital expenditures that were material at March 31, 2011 other than that related to the anticipated development of the ParkVida resort.

The Company has no defined benefit plan or contractual commitment with any of its officers or directors.

The Company has no current plans for the purchase or sale of any plant or equipment.

The Company has no current plans to make any changes in the number of employees other than that pursuant to the Acquisition as required by the continued development of JBP’s business.

Off-Balance Sheet Arrangements

As of March 31, 2011, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to stockholders.

Critical Accounting Policies

In Note 1 to the audited financial statements for the years ended December 31, 2010 and 2009, included with this Information Statement, the Company discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position.  The Company believes that the accounting principles utilized by it conform to accounting principles generally accepted in the United States.

The preparation of financial statements requires Company management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, the Company evaluates estimates. The Company bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

Going Concern

The Company’s auditors have expressed an opinion as to our ability to continue as a going concern as a result of an accumulated deficit of $382,055 as of December 31, 2010, which deficit increased to $392,751 as of March 31, 2011.  Our ability to continue as a going concern is subject to the ability of the Company to realize a profit and /or obtain funding from outside sources.  Management’s plan to address our ability to continue as a going concern includes: (i) obtaining funding from the private placement of debt or equity; (ii) realizing revenues from its prospective development of JBP; and (iii) obtaining loans and grants from financial or government institutions.  Management believes that it will be able to obtain funding to allow the Company to remain a going concern through the methods discussed above, though there can be no assurances that such methods will prove successful.

Stock-Based Compensation

We have adopted Accounting Standards Codification Topic (“ASC”) 718, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 505. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

Recent Accounting Pronouncements

Please see Note 8 to our consolidated financial statements for recent accounting pronouncements.

JBP, S.R.L.

DESCRIPTION OF BUSINESS

Business

JBP’s plan of operation over the next twelve to twenty four months is to design, construct and operate a premiere destination resort to be known as ParkVida that will be focused on mountain biking of all disciplines (i.e. downhill, cross-country, free ride, dirt jump, trials/street, and cyclocross) in addition to a host of other exciting activities.

ParkVida is located at the top of the Cordillera Central mountain range in the Dominican Republic. The 700 acre, former coffee plantation site, which sits next to a national park, is intended to offer 200 hotel rooms, some near the peak of the mountains, some as tree houses, some on the edge of the river that meanders through the site and some nestled into the natural landscape. The main adventure activities will be focused on downhill and cross-country mountain biking with a dedicated chairlift for the uphill return. Other intended activities will be zip lining, adventure rope courses, water slides, hiking, fishing, spa, mule riding, quad biking, cultural classes, eco tours and coffee growing experiences.

The target audience for ParkVida will be relatively varied given the variety of attractions and leisure components to be available. JBP anticipates a large element of ‘crossovers’ from one target audience to another, each with their own particular buying and spending patterns. The core target audience is expected to be the mountain biking fraternity, which includes downhillers and free riders, enthusiasts, sport riders, trail riders, leisure/family riders and specialist groups. ParkVida will also offer facilities and services to an audience seeking value for money, as well as an eco adventure. The market for JBP’s audience is anticipated to range from international to local. Predominantly, JBP expects the international traveler to be from North America but it is also expected that, as the ParkVida experience is recognized, that there will be no limitations as to where the mountain biker will travel from, as it will be designed as a destination for bikers to learn and play in a warm climate year round. JBP’s target audience is also expected to be wide reaching and will not necessarily include those who want to mountain bike, or even know how to mountain bike.

ParkVida intends to cater to the needs and requirements of the local Dominican market as well, so day visits or longer stays are likely from nearby cities, especially during the weekends. Activities planned for ParkVida will be sensitive to the environment during the planning, construction and operation phases in order to bring to life a vision guided by the principles of simple, regenerative, exciting design. ParkVida intends to be rooted in nature’s principles, integrated with the local community, the local economy and the natural environment itself through access to the mountains, the forest, the tranquility and the passion involved in adventure sports. From a marketing perspective, the overall objective is to identify and strategize the manner in which we convey the opening and ongoing operations of ParkVida. The message of ‘adventure’, ‘lifestyle’ and ‘destination’ will be included whilst educating our target audience about the overall products available. The tagline of “Unplug, Recharge, Experience & Explore” will be the key link to all things associated with ParkVida.

JBP’s plan of operation anticipates the opening of ParkVida in the fourth quarter of 2012. JBP is not currently in a position to fund the development of ParkVida to completion and would have to rely funding from the Company to reach this objective. JBP can offer no assurance at this time that the requisite financing for ParkVida is available.

Competition and Marketability

The concept behind ParkVida is unique and therefore there are no direct competitors in the Dominican Republic or elsewhere to the essence of the project. However, there are a number of hotels and resorts both in the Dominican Republic and globally which serve as good benchmarks for particular aspects of the ParkVida concept.

JBP’s evaluation to date of the competitiveness of the Park Vida project is based on a site visit, interviews with local professionals and detailed research.

JBP has determined that the site itself holds a tremendous level of natural beauty and benefits from close proximity to a national park with a favorable topographical aspect. The property has a good deal of elevation available and will be complemented by a lake at the base of the valley on completion of a nearby dam. The climate of the Dominican Republic is excellent for most of the year and the country is very accessible internationally.

Domestically, the Dominican Republic is politically and economically stable and has a growing, young middle class with major brand aspirations and links abroad. Domestic road access to the site though rugged is acceptable and likely to improve over time. JBP identified an existing latent demand for quality mountain biking facilities in the Dominican market. The existing mountain bike tour supplier leads the industry in part due to a complete lack of competition. A very small percentage (less than 3%) of the existing 70,000 hotel beds in the Dominican Republic are categorized as five-star. Existing eco-lodge style accommodation in the Caribbean currently does not demonstrate a five-star level of service to guests. Existing adventure tour operators could be better developed, particularly regarding the mountain bike product available. There are only three zip line experiences available in the country, all of which are limited in some respect by either marketing or safety problems associated with operation.

The ParkVida project is characterized with the following strengths:

•         ParkVida is a unique concept that is not easily copied given the requirement of suitable land ownership which should serve as a barrier to entry for competitors.

•         Location, natural beauty, favorable topography, agreeable climate.

•         Local tax incentives.

•         Local community and political support.

•         Established demand.

The ParkVida project is characterized with the following weaknesses:

•         Existing road access to the site is merely acceptable and will require development.

•         Poor quality of existing tourism products in the immediately surrounding area.

•         General association of the Dominican Republic with three star all-inclusive beach holidays only.

The ParkVida project is characterized as offering the following opportunities which may offer an advantage over existing competitors:

•         Provide a high level of service in a country where currently only a small percentage of five-star level facilities exist.

•         Provide a range of different activities on the same site.

o   Downhill mountain biking

o   Cross country mountain biking

o   Zip lining

o   Hiking

o   Spa services

o   Fishing

o   Coffee tours

•         The concept could be expanded in the future to include additional sites.

Governmental and Environmental Regulation

JBP’s operations are subject to a variety of national, federal, provincial and local laws, rules and regulations relating to, among other things, worker safety and the use, storage, discharge and disposal of environmentally sensitive materials. JBP believes that it is in compliance in all material respects with all laws, rules, regulations and requirements that affect its business. Further, JBP believes that compliance with such laws, rules, regulations and requirements do not impose a material impediment on its ability to conduct business.

Dominican Republic Tourism Incentive Law. The “Law for Promoting Tourism Development,” 158-01, was established to regulate scarcely developed Dominican Republic’s tourist destinations and new destinations in provinces and locations having great potential. The Cordillera Central mountain range is one such area. Under the regulation, projects requiring significant tourist infrastructures must submit an environmental impact study. Accordingly, the ParkVida resort requires such study, which will evaluate the project, the infrastructures required, the impact zone and the sensitivity of the area to be developed. JBL has engaged Modularis to oversee the adherence of ParkVida to 158-01.

Climate Change Legislation and Greenhouse Gas Regulation. Most studies over the past couple decades have indicated that emissions of certain gases contribute to warming of the Earth’s atmosphere. In response to these studies, many nations agreed to limit emissions of “greenhouse gases” pursuant to the United Nations Framework Convention on Climate Change, and the “Kyoto Protocol” to which the Dominican Republic is a signatory. Greenhouse gas legislation in the Dominican Republic could have a material adverse effect on our business, financial condition, and results of operations.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

JBP currently operates under and holds no patents, trademarks, licenses, franchises, concessions, royalty agreement or labor contracts.

Employees

JBP current has three full-time employees, one of which is located at its office in Whistler, B.C. and the other two are located in the Dominican Republic. JBP’s management also uses contractors, consultants, attorneys and accountants as necessary.

DESCRIPTION OF PROPERTY

JBP currently maintains an office in Santo Domingo, Dominican Republic for which it pays no rent.

JBP currently maintains an office in Whistler, British Columbia for which it pays rent of approximately $4,000 per month.

JBP does not believe that it will need to maintain additional office space at any time in the foreseeable future in order to carry out the plan of operation described herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

JBP has no trading market for its securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this Information Statement contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include but are not limited to those discussed in the section entitled “Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition.” The following discussion should be read in conjunction with our financial statements and notes thereto included in this report. Information presented herein is based on the financial statements for the periods ended March 31, 2011 and December 31, 2010. JBP’s fiscal year end is December 31.

Discussion and Analysis

JBP’s plan of operation over the next twelve to twenty four months is to design, construct and operate a premiere destination resort in the Dominican Republic to be known as ParkVida that will be focused on mountain biking of all disciplines (i.e. downhill, cross-country, free ride, dirt jump, trials/street, and cyclocross) in addition to a host of other exciting activities. JBP will require a minimum of $10 million dollars in additional debt or equity funding in the next twelve months to pursue its business plan. Such financing is not currently committed and there can be no assurance that such financing will be available within the next twelve months.

Results of Operations

During the year ended December 31, 2010, JBP was involved in the following:

  During May of 2010, JBP engaged Modularis, a consulting firm based in the Dominican Republic, to provide the general conceptual work, a project draft, architectural blueprints, sales material and legal work. All such work was completed during the period.
  During May of 2010, JBP engaged Gravity Logic to initiate trail development on the property.
  During August of 2010 JBP purchased houses and land in the town of Loma Prieta which settlement is contiguous with the property already owned by JBP and designated for ParkVida.
  During October of 2010, JBP opened an office in Whistler, British Columbia to provide administrative and marketing services for ParkVida.
  During December of 2010, JBP engaged Select Contracts, an international consulting firm, to expand on detailed design work, enlarge its business plan for Park Vida and coordinate development efforts.

During the three month period ended March 31, 2011, JBP was involved in the following:

  JBP oversaw Select Contracts’ completion of ParkVida’s concept design work which included the project’s initiation, a market study, ParkVida brand identity, concept artwork, timelines, a business plan, trail design overview, and a final presentation.

Subsequent to the period ended March 31, 2011, JBP was involved in the following:

  JBP has been working with Select Contracts to prepare a phased development plan for ParkVida.
  JBP has been working with Select Contracts in completing marketing preparations for the Kokanee Crankworx mountain biking festival, a 10-day event between July 15th and 24th that will bring the world’s best mountain bike athletes to Whistler, British Columbia.
  JBP has engaged Modularis to prepare environmental impact documentation and to oversee an environmental impact study for submittal to the appropriate authorities in the Dominican Republic to approve the development plans for ParkVida.

Net Loss

For the period from inception on January 1, 2008 to March 31, 2011, JBP recorded a net loss of $560,920. JBP’s cumulative operating losses are primarily due to costs associated with general and administrative expenses. General and administrative costs include accounting costs, consulting fees, professional fees, title costs, project development expenses, due diligence costs and office operation costs

Net losses for the three month period ended March 31, 2011 were $76,412 as compared to $100,041 for the three month period ended March 31, 2010. The decrease in JBP’s net losses over the comparative three month periods can be attributed to a decreases in general and administrative costs due primarily to the expiration of a consulting agreement in the current three month period.

Net losses for the twelve month period ended December 31, 2010 were $244,892 as compared to $150,416 for the twelve month period ended December 31, 2009. The increase in JBP’s net losses over the comparative twelve month periods can be attributed to an increase in general and administrative costs and interest expense. The increase in general and administrative expenses can be primarily attributed to the engagement of additional consultants and the opening of an office in Whistler, British Columbia.

JBP has not generated revenue to date and expects to continue to incur losses until the completion of the first phase of the ParkVida resort at which time revenue is expected to cover operational costs.

Capital Expenditures

JBP expended $585,560, less accumulated depreciation of $26,375, on capital expenditures for the period from inception on January 1, 2008 to March 31, 2011 in connection to the purchase of land, houses and equipment.

Income Tax Expense (Benefit)

JBP has a prospective income tax benefit resulting from a net operating loss carry-forward and start up costs that will offset any future operating profit.

Impact of Inflation

JBP believes that inflation has had a negligible effect on operations over the past three years.

Liquidity and Capital Resources

JBP is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources, and stockholders’ deficit.

JBP had no current assets as of March 31, 2011 and total assets of $697,381 consisting of property and equipment in the Dominican Republic. JBP had total current liabilities of $506,277 as of March 31, 2011, consisting of $42,594 in accounts payable, $11,221 in accrued expenses, and $452,462 in note payables. Stockholders’ equity in JBP was $191,104 at March 31, 2011.

JBP had current assets of $71,250 as of December 31, 2010, consisting of prepaid expenses. JBP had total assets of $656,810 including current assets, property and equipment of $585,560. JBP had total current liabilities of $392,963 as of December 31, 2010, consisting of $8,461 in accounts payable, $4,870 in accrued expenses, and $378,963 in note payable. Stockholders’ equity in JBP was $264,516 at December 31 , 2010.

Cash flow used in operating activities was $529,553 for the period from inception on January 1, 2008 to March 31, 2011. The cash flows used in operating activities since inception can be attributed to net losses mitigated by an increase in prepaid expenses.

Cash flow used in operating activities for the three month period ended March 31, 2011 was $49,501 as compared to $14,000 for the three month period ended March 31, 2010. The difference in cash flows used in operating activities over the comparative three month periods can be attributed primarily to an adjustment due to a small increase in accounts payable in the current period.

Cash flow used in operating activities for the twelve month period ended December 31, 2010 was $273,059 as compared to $129,948 for the twelve month period ended December 31, 2009. The cash flows used in operating activities over the current twelve month period can be attributed to net losses mitigated by an increase in prepaid expenses.

JBP expects to continue to use cash flow in operating activities over the next twelve months as it pursues the development of ParkVida.

Cash flow from financing activities was $927,984 for the period from inception on January 1, 2008 to March 31, 2011. The cash flows from financing activities since inception can be mainly attributed to proceeds from notes payable and cash contributed by the shareholders of Park.

Cash flow from financing activities for the three month period ended March 31, 2011 was $49,501 as compared to $14,000 for the three months ended March 31, 2009. The cash flows from financing activities in the current three month period can be attributed to proceeds from a note payable to the Company.

Cash flow from financing activities for the twelve month period ended December 31, 2010 was $323,559 as compared to $292,977 for the twelve month period ended December 31, 2010. The cash flow from financing in the current twelve month period can be attributed to proceeds from a note payable to the Company and cash contributed by the shareholders of Park.

JBP expects to continue to realize cash flow from financing activities from debt or equity financings conducted by the Company and loaned to JBP in order to complete the first phase of the development of Park Vida.

Cash flow used in investing activities was $398,431 for the period from inception on January 8, 2008 to March 31, 2011. Cash flows used in investing activities can be attributed to the purchase of property and equipment for Park Vida.

JBP used $0 in investing activities for the three months ended March 31, 2011 and March 31, 2010.

Cash flow used in investing activities for the twelve months ended December 31, 2010 was $50,500 as compared to $163,029 for the twelve months ended December 31, 2009. The cash flows used in financing activities in the current twelve month period can be attributed to the purchases of property and equipment to develop ParkVida.

JBP expects to continue to use cash flow in investing activities as it considers the need for additional property and equipment for the development of ParkVida.

JBP’s current assets are insufficient to conduct its plan of operation over the next twelve (12) months. JBP will have to seek at least $10,000,000 in debt or equity financing over the next twelve months to fund the development of ParkVida.  JBP has no current commitments or arrangements with respect to, or immediate sources of this funding. Further, no assurances can be given that funding is available. The Company is the most likely source of new funding in the form of debt though no commitment for future investment has been secured. JBP’s inability to obtain sufficient funding for the development of ParkVida will have a material adverse affect on its ability to complete its plan of operation.

JBP does not intend to pay cash dividends in the foreseeable future.

JBP had no lines of credit or other bank financing arrangements as of March 31, 2011.

JBP had no commitments for future capital expenditures that were material at March 31, 2011 other than that anticipated for the development of ParkVida.

JBP has no defined benefit plan or contractual commitment with any of its officers or directors.

JBP has no current plans for the purchase or sale of any plant or equipment other than that anticipated for the development of ParkVida.

JBP has no current plans to make any changes in the number of employees other than that required for the development of JBP’s business.

Off-Balance Sheet Arrangements

As of March 31, 2011, JBP had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to stockholders.

Critical Accounting Policies

In Note 1 to the audited financial statements for the years ended December 31, 2010 and 2009, included hereto, JBP discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position.  JBP believes that the accounting principles utilized by it conform to accounting principles generally accepted in the United States.

The preparation of financial statements requires JBP’s management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis JBP evaluates estimates. JBP bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

Going Concern

JBP’s auditors have expressed an opinion as to JBP’s ability to continue as a going concern due to the fact that it has not yet established profitable operations and has incurred losses since inception totaling $484,508 as of December 31, 2010, which deficit increased to $560,920 as of March 31, 2011. JBP’s ability to continue as a going concern is subject to the ability of JBP to procure additional financing to fund its resort development plans. There can be no assurance that such funds will be available to JBP or that its resort development efforts will be successful.

ADDITIONAL GENERAL INFORMATION

CORPORATE SECURITIES

The voting and other rights that accompany our securities will not be affected by the change in corporate name and the decrease in authorized common stock. However, both the ticker symbol, which is “MMGC” and the CUSIP number will change as a result of the amendments. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name and CUSIP number. Your existing certificate or certificates will continue to represent shares of the Company’s common stock. Our transfer agent will issue stock certificates with the Company’s new name and CUSIP number as stock certificates are sent in upon transfers of shares by existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send your existing stock certificates to the transfer agent or us.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of amendments to articles of incorporation and for a plan of exchange under the Nevada Revised Statutes. We have obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock. Therefore, a special meeting of the Company’s stockholders will not take place for this purpose.

VOTING SECURITIES

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is June 30, 2011. As of the record date, we had 23,676,843 shares of common stock issued and outstanding and entitled to vote on the Acquisition and the Amendments, with each share of common stock entitled to one vote. The holders of 17,130,525 shares of the issued and outstanding common stock, representing approximately 72.4% of the votes entitled to be cast, approved the Acquisition and the Amendments by written consent.

DISSENTER'S RIGHTS OF APPRAISAL

Dissenters’ rights are not applicable to the Acquisition or Amendments under Nevada law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the stock of the Company as of July 19, 2011, by each shareholder who is known by the Company to beneficially own more than 5% of the outstanding common stock, by each director, and by all executive officers and directors as a group.

Title of Class	Names and Addresses of Directors, Officers and Beneficial Owners	Number of Shares	Percent of Class
Common Stock	Ruairidh Campbell 600 Westwood Terrace Austin, Texas 78746	1,778,140*	7.5%
Common Stock	All Executive Officers and Directors as a Group (1)	1,778,140	7.5%
Common Stock	Dwayne Walbaum 340 6th Avenue East, Regina, Saskatchewan, Canada S4N 5A4	10,534,527	44.5%
Common Stock	Owen Walbaum 23 Turner Crescent, Regina, Saskatchewan, Canada S4N 4P7	3,817,858	16.1%
Total		16,130,525	68.1%

         *     Mr. Campbell holds 438,140 shares of the Company’s common stock in a related entity.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Neither or sole executive officer and director nor any of his associates or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Acquisition or the Amendments which is not shared by all other stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file all of our required reports and other information with the Commission. The public may read and copy any materials that are filed by the Company with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The statements and forms filed by us with the Commission have also been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at www.sec.gov.

A copy of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2011 and the yearly report on Form 10-K for the fiscal year ended December 30, 2010 can be found at the Commission’s internet site. Copies of the yearly report will be sent to any stockholder without charge upon written request addressed to:

Montana Mining Corp.

1403 East 900 South, Salt Lake City, Utah  84105

INDEX TO FINANCIAL STATEMENTS

Montana Mining Corp. - unaudited - period ended March 31, 2011........................................... F-1

Montana Mining Corp. - audited - years ended December 31, 2010 and 2009........................... F-8

JBP, S.R.L. - unaudited for the period ended March 31, 2011 and audited for the years ended December 31, 2010 and 2009................................................................... F-22

Montana Mining Corp. pro forma - unaudited - the period ended March 31, 2011 and the year ended December 31, 2010.................................................................................... F-33

MONTANA MINING CORP.

(A Development Stage Company)

March 31, 2011 and 2010

INDEX

                                                                                                                                                      Page

      Consolidated Balance Sheets for March 31, 2011 (Unaudited) and December 31, 2010........ F-2

      Unaudited Consolidated Statements of Operations for the three months ended

      March 31, 2011 and 2010, and the period since inception..................................................... F-3

      Unaudited Consolidated Statements of Cash Flows for the three months ended

      March 31, 2011 and 2010, and the period since inception..................................................... F-4

      Notes to Unaudited Consolidated Financial Statements.......................................................... F-5

MONTANA MINING CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
ASSETS	(Unaudited)	(Audited)

Current assets:
Cash	$250,202	334,592

Total current assets	250,000	334,592

Interest receivable	11,221	4,870
Note receivable	452,462	378,963

Total assets	$713,885	718,425

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,442	-
Related party payable	2,544	1,830

Total current liabilities	7,986	1,830

Commitments

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares
authorized, 23,676,843 shares issued and outstanding	23,677	23,677
Additional paid-in capital	1,074,973	1,074,973
Deficit accumulated during the development stage	(392,751)	(382,055)

Total stockholders' equity	705,899	716,595

Total liabilities and stockholders' equity	$713,885	718,425

The accompanying notes are an integral part of these financial statements

MONTANA MINING CORP.
(A Development Stage Company)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,		Cumulative
	2011	2010	Amounts

Revenue	$-	-	-

Operating expenses:
General and administrative costs	17,284	1,813	312,885
Impairment of franchise agreement	-	-	25,000

Loss from operations	(17,284)	(1,813)	(337,885)

Other income (expense):
Interest income	6,588	2,790	28,523
Interest expense	-	(12,843)	(107,276)
Gain on sale of PWS rights	-	-	23,887

Loss before income taxes	(10,696)	(11,866)	(392,751)

Provision for income taxes	-	-	-

Net loss	$(10,696)	(11,866)	(392,751)

Loss per common share - basic and diluted	$-	-

Weighted average common shares -
basic and diluted	23,676,843	7,146,318

The accompanying notes are an integral part of these financial statements

MONTANA MINING CORP.
(A Development Stage Company)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,		Cumulative
	2011	2010	Amounts
Cash flows from operating activities:
Net loss	$(10,696)	(11,866)	(392,751)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock compensation expense	-	-	5,007
Impairment of franchise agreement	-	-	25,000
Gain on foreign currency transaction	-	(3,253)	(13,152)
Amortization of beneficial conversion feature	-	10,000	80,000
Gain on sale of PWS rights	-	-	(23,887)
(Increase) decrease in:
Interest receivable	(6,351)	(2,791)	(11,221)
Increase (decrease) in:
Accounts payable	5,442	(3,292)	5,442
Related party payable	714	3,344	61,451
Related party interest payable	-	2,843	-
Net cash used in operating activities	(10,891)	(5,015)	(264,111)

Cash flows from investing activities:
Purchase of franchise agreement	-	-	(25,000)
Collection of note receivable	-	-	95,227
Increase in note receivable	(73,499)	-	(534,537)
Gain on sale of PWS rights	-	-	23,887
Net cash used in investing activities	(73,499)	-	(440,423)

Cash flows from financing activities:
Proceeds from related party notes payable	-	5,000	193,812
Payments on related party notes payable	-	-	(110,470)
Decrease in stock subscription receivable	-	-	465
Issuance of common stock	-	-	870,929
Net cash provided by financing activities	-	5,000	954,736

Net increase (decrease) in cash	(84,390)	(15)	250,202
Cash, beginning of period	334,592	101	-
Cash, end of period	$250,202	86	250,202

The accompanying notes are an integral part of these financial statements

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2011

Note 1 – Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by management in accordance with the instructions in Form 10-Q and, therefore, do not include all information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operations are not necessarily indicative of the results to be expected for the full year ended December 31, 2011.

Note 2 – Additional Footnotes Included By Reference

Except as indicated in the following Notes, there have been no other material changes in the information disclosed in the notes to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission. Therefore, those footnotes are included herein by reference.

Note 3 – Going Concern

As of March 31, 2011, the Company’s revenue generating activities are not in place, and the Company has incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to seek additional equity or debt financing in the event it completes the acquisition of JBP, S.R.L. (JBP) (see Note 6). There can be no assurance that such funds will be available to the Company or that it will complete its acquisition of JBP.

Note 4 – Note Receivable

The Company has made cash advances to JBP (see Note 6) under a secured note receivable. The note is secured by all assets of JBP, bears interest at 6%, and is due December 31, 2012.

Note 5 – Related Party Payables

	March 31,	December 31,
Related party accounts payable consist of the following:	2011	2010
	(Unaudited)	(Audited)
Payable to a company owned by an officer and shareholder of the Company. The payable is non-interest bearing, due on demand and unsecured	$2,544	1,830

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2011

Note 6 –Purchase Agreement

On August 20, 2010, the Company entered into a Purchase Agreement (the Agreement) with Park Capital (Park) to acquire JBP, S.R.L. (JBP) as a wholly-owned subsidiary. Pursuant to the Agreement, the Company will acquire all of the issued and outstanding shares of JBP from Park in exchange for fifteen million two hundred and eighty-two thousand one hundred and twenty (15,282,120) shares of common stock and six million eight hundred and twenty-four thousand and three hundred (6,824,300) share purchase warrants to be exercised within ten years of the grant date at an exercise price of $0.005 a share.

The Agreement further requires that the Company pay a finder’s fee comprised of one million five hundred and twenty-eight thousand two hundred and twelve (1,528,212) shares of common stock and six hundred and eighty-two thousand four hundred and thirty (682,430) share purchase warrants to be exercised within three years of the grant date at an exercise price of $0.06 a share.

The Company has satisfied the financing precondition and is now in the process of working with JBP to conclude its due diligence inquiry into JBP, its assets, business, and prospects.

Note 7 – Subsequent Events

The Company evaluated its March 31, 2011 financial statements for subsequent events through the date the financial statements were issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

Note 8 – Recent Accounting Pronouncements

In January 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2011-01 (ASU 2011-01) Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20.  ASU 2011-01 temporarily delays the effective date of the disclosures about troubled debt restructurings.  The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated.  Currently, the guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011.    The Company does not expect the provisions of ASU 2011-01 to have a material effect on its financial position, results of operations or cash flows.

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2011

Note 8 – Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, Multiple-Deliverable Revenue Arrangements, or “ASU 2009-13.” ASU 2009-13 establishes the accounting and reporting guidance for arrangements that include multiple revenue-generating activities, and provides amendments to the criteria for separating deliverables, and measuring and allocating arrangement consideration to one or more units of accounting. The amendments in ASU 2009-13 also establish a hierarchy for determining the selling price of a deliverable. Enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms of the arrangement, significant deliverables, and the vendor’s performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in ASU 2009-13 are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, or January 1, 2011 for us. The adoption of ASU 2009-13 did not have a material impact on our financial position or results of operations.

In July 2010, the FASB issued ASU No. 2010-20 “Disclosures about the credit quality of financing receivables and the allowance for credit losses”, which requires expanded disclosures about the credit quality of an entity’s financing receivables and its allowance for credit loss on a disaggregated basis. This ASU is effective for annual reporting periods ending on or after December 15, 2011. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In April 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-13, “Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). ASU 2010-13 addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. FASB Accounting Standards Codification (“ASC”) Topic 718 was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of this guidance will not have a material impact on our financial position and results of operations.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

MONTANA MINING CORP.

(A Development Stage Company)

December 31, 2010 and 2009

INDEX

                                                                                                                                                                                                                             Page

                                                                                                   Report of Independent Registered Public Accounting Firm                     F-9

Consolidated Balance Sheets                                                               F-10

                                                                                                    Consolidated Statements of Operations                                                F-11

                                                                                                    Consolidated Statement of Stockholders’ Equity (Deficit)                     F-12

                                                                                                 Consolidated Statements of Cash Flows                                                 F-14

                      Notes to Consolidated Financial Statements                                           F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Montana Mining Corp.

Salt Lake City, Utah

We have audited the accompanying consolidated balance sheets of Montana Mining Corp. [a development stage company] as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from inception on December 7, 1999 through December 31, 2010. Montana Mining Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Montana Mining Corp. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from inception on December 7, 1999 through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming Montana Mining Corp. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Montana Mining Corp. has incurred losses since its inception and has not yet established profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

March 31, 2011

MONTANA MINING CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009

ASSETS	2010	2009

Current assets:
Cash	$334,592	101
Interest receivable	4,870	10,592
Notes receivable	-	95,227
Total current assets	339,462	105,920
Notes Receivable	378,963	-
Total assets	$718,425	105,920

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$-	17,816
Related party accounts payable	1,830	54,739
Related party interest payable	-	11,141
Related party notes payable,
net of beneficial conversion feature	-	62,470
Total current liabilities	1,830	146,166

Commitments

Stockholders' equity (deficit):
Preferred stock, $.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 500,000,000 shares
authorized, 23,676,843 and 7,146,318 shares
issued and outstanding respectively	23,677	7,146
Additional paid-in capital	1,074,973	265,578
Deficit accumulated during the development stage	(382,055)	(312,970)

Total stockholders' equity (deficit)	716,595	(40,246)

Total liabilities and stockholders' equity (deficit)	$718,425	105,920

The accompanying notes are an integral part of these financial statements.

MONTANA MINING CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and 2009 and Cumulative Amounts

			Cumulative
	2010	2009	Amounts

Revenue	$-	-	-

Operating expenses:
General and administrative costs	55,582	26,412	295,601
Impairment of franchise agreement	-	-	25,000

Loss from operations	(55,582)	(26,412)	(320,601)

Other income (expense):
Interest income	11,343	9,674	21,935
Interest expense	(48,733)	(50,099)	(107,276)
Gain on sale of PWS rights	23,887	-	23,887

Loss before income taxes	(69,085)	(66,837)	(382,055)

Provision for income taxes	-	-	-

Net loss	$(69,085)	(66,837)	(382,055)

Loss per common share - basic and diluted	$-	(0.01)

Weighted average common shares -
basic and diluted	14,797,777	7,146,318

The accompanying notes are an integral part of these financial statements.

MONTANA MINING CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
December 7, 1999 (Date of Inception) to December 31, 2010
						Deficit
						Accumulated
					Additional	During the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance at December 7, 1999 (date of inception)	-	$-	-	$-	$-	$-	$-

Issuance of common stock for:
Cash	-	-	114,500	115	795	-	910
Stock subscription receivable	-	-	93,000	93	372	-	465
Net loss	-	-	-	-	-	(910)	(910)

Balance at December 31, 1999	-	-	207,500	208	1,167	(910)	465

Issuance of common stock for services	-	-	1,001,400	1,001	4,006	-	5,007
Net loss	-	-	-	-	-	(10,131)	(10,131)

Balance at December 31, 2000	-	-	1,208,900	1,209	5,173	(11,041)	(4,659)

Issuance of common stock for cash	-	-	104,000	104	2,896	-	3,000
Net loss	-	-	-	-	-	(3,865)	(3,865)

Balance at December 31, 2001	-	-	1,312,900	1,313	8,069	(14,906)	(5,524)

Issuance of common stock for cash	-	-	5,000,000	5,000	95,000	-	100,000
Net loss	-	-	-	-	-	(21,911)	(21,911)

Balance at December 31, 2002	-	-	6,312,900	6,313	103,069	(36,817)	72,565

Net loss	-	-	-	-	-	(19,405)	(19,405)

Balance at December 31, 2003	-	-	6,312,900	6,313	103,069	(56,222)	53,160

Net loss	-	-	-	-	-	(37,044)	(37,044)

Balance at December 31, 2004	-	-	6,312,900	6,313	103,069	(93,266)	16,116

Balance at December 31, 2004	-	-	6,312,900	6,313	103,069	(93,266)	16,116

Net loss	-	-	-	-	-	(28,257)	(28,257)

Balance at December 31, 2005	-	-	6,312,900	6,313	103,069	(121,523)	(12,141)

Net loss	-	-	-	-	-	(24,265)	(24,265)

Balance at December 31, 2006	-	-	6,312,900	6,313	103,069	(145,788)	(36,406)

Net loss	-	-	-	-	-	(26,514)	(26,514)

Balance at December 31, 2007	-	-	6,312,900	6,313	103,069	(172,302)	(62,920)

Issuance of common stock for conversion of debt	-	-	833,418	833	82,509	-	83,342

Beneficial conversion feature	-	-	-	-	80,000	-	80,000

Net loss	-	-	-	-	-	(73,831)	(73,831)

Balance at December 31, 2008	-	-	7,146,318	7,146	265,578	(246,133)	26,591

Net loss	-	-	-	-	-	(66,837)	(66,837)

Balance at December 31, 2009	-	-	7,146,318	7,146	265,578	(312,970)	(40,246)

Issuance of common stock for:
Cash	-	-	15,352,385	15,353	751,666	-	767,019
Related Party Payables	-	-	1,178,140	1,178	57,729	-	58,907

Net loss	-	-	-	-	-	(69,085)	(69,085)

Balance at December 31, 2010	-	$-	$23,676,843	$23,677	$1,074,973	$(382,055)	$716,595

MONTANA MINING CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and 2009 and Cumulative Amounts

			Cumulative
	2010	2009	Amounts
Cash flows from operating activities:
Net loss	$(69,085)	(66,837)	(382,055)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock compensation expense	-	-	5,007
Impairment of franchise agreement	-	-	25,000
Gain on foreign currency transaction	-	(13,528)	(13,152)
Amortization of beneficial conversion feature	40,000	40,000	80,000
Gain on sale of PWS rights	(23,887)	-	(23,887)
(Increase) decrease in:
Interest receivable	5,722	(9,674)	(4,870)
Increase (decrease) in:
Accounts payable	(17,816)	13,376	-
Related party accounts payable	5,998	26,491	60,737
Related party interest payable	(11,141)	10,099	-
Net cash used in operating activities	(70,209)	(73)	(253,220)

Cash flows from investing activities:
Purchase of franchise agreement	-	-	(25,000)
Payments on note receivable	95,227	-	95,227
Issuance of note receivable	(378,963)	-	(461,038)
Gain on sales of PWS rights	23,887	-	23,887
Net cash used in investing activities	(259,849)	-	(366,924)

Cash flows from financing activities:
Proceeds from related party notes payable	8,000	100	193,812
Payments on related party notes payable	(110,470)	-	(110,470)
Decrease in stock subscription receivable	-	-	465
Issuance of common stock	767,019	-	870,929
Net cash provided by financing activities	664,549	100	954,736
Net increase in cash	334,491	27	334,592
Cash, beginning of period	101	74	-
Cash, end of period	$334,592	101	334,592

The accompanying notes are an integral part of these financial statements.

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies

Organization

The consolidated financial statements include the accounts of Montana Mining Corp. (“Montana”), which was organized under the laws of the State of Nevada on December 7, 1999 (date of inception), and Fitness USA, Inc. (“Fitness USA”), a wholly-owned subsidiary (collectively the “Company”). The Company has identified a suitable business opportunity for acquisition but has not as yet closed on the transaction.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Montana and Fitness USA.  All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Income Taxes

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

If the Company has uncertain tax positions, they are evaluated by management and a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment and the amount ultimately sustained for an uncertain tax position could differ from the amount recognized. As of December 31, 2010, management did not identify any uncertain tax positions. The tax years previous to 2008 are closed to examination by the Internal Revenue Service.

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Earnings Per Share

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is anti-dilutive. The Company does not have any stock options or warrants outstanding at December 31, 2010 and 2009.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Note 2 – Going Concern

As of December 31, 2010, the Company’s revenue generating activities are not in place, and the Company has incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to seek additional equity or debt financing in the event it completes the acquisition of JBP, S.R.L. (JBP) (see Note 10). There can be no assurance that such funds will be available to the Company or that it will complete its acquisition of JBP.

Note 3 – Notes Receivable

During 2010, the Company advanced $378,963 to JBP (see Note 10) under a secured note receivable. The note is secured by all assets of JBP, bears interest at 6%, and is due December 31, 2012.

During 2010, the Company received payment in full on its note receivable from Produced Water Solutions, Inc. / Dobhai Ventures, Inc. (see Note 9).

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Note 4 – Related Party Payables

Related party accounts payable consists of the following:

	2010	2009
Payable to an officer and shareholder of the Company for consulting services. The payable is non-interest bearing, due on demand and unsecured	-	34,000

Payable to a company owned by an officer and shareholder of the Company. The payable is non-interest bearing, due on demand and unsecured	$1,830	20,739

Payable to a company owned by an officer and shareholder of the Company. The payable is non-interest bearing, due on demand and unsecured	$1,830	54,739

Related party notes payable consist of the following:

	2010	2009
Note payable to a shareholder of the Company for $100,000, bearing interest at 10%, due December 31, 2010, net of a beneficial conversion features of $0 and $40,000, respectively. The note is convertible into shares at $0.05 at the holder’s option. Accrued interest at December 31, 2009 was $11,014	-	60,000

Note payable to a company owned by an officer and shareholder of the Company. The note is non-interest bearing, due on demand, and unsecured	-	1,185

Note payable to a shareholder of the Company. The note includes interest at 10%, is due on demand, and unsecured. Accrued interest at December 31, 2009 was $127.	-	985

Note payable to an officer and shareholder the Company. The note is non-interest bearing, due on demand and unsecured	-	300

	-	62,470
Less current portion	-	(62,470)

	$-	-

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Note 5 – Sales of Common Stock and Change of Control

On September 28, 2010, an individual purchased 1,000,000 shares of the Company’s common stock in exchange for $50,000.

On June 30, 2010, an individual purchased 10,534,527 shares of the Company’s common stock or 49% of the outstanding common stock in exchange for $526,126 in connection with the Company’s intention to acquire JBP from Park Capital Management, Inc. (Park), a minimum private placement of equity being a condition of the intended acquisition. The same subscriber’s equity interest in our common stock constitutes a change in control of the Company.

On June 30, 2010, an individual purchased 3,817,858 shares of the Company’s common stock, or 18% of the outstanding common stock, in exchange for $190,893.

Note 6 – Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of the following:

	Years Ended December 31,		Cumulative
	2010	2009	Amounts

Income tax benefit at statutory rate	$(10,000)	(15,000)	(39,000)
Change in valuation allowance	10,000	15,000	39,000

	$-	-	-

Note 6 – Income Taxes (continued)

Deferred tax assets are as follows at December 31:

	2010	2009

Start up costs	$36,000	35,000
Net operating loss carryforwards	3,000	-
Valuation allowance	(39,000)	(35,000)

	$-	-

The Company has federal income tax net operating loss carryforwards of approximately $13,000, which begin to expire in 2020. The amount of net operating loss carryforwards that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Note 7 – Supplemental Cash Flow Information

During 2010 and 2009, actual amounts paid for interest were $19,874 and $0, respectively.  No amounts were paid for income taxes in the same periods.

During the year ended December 31, 2010 the Company issued 1,178,140 shares of common stock in exchange for a reduction of related party accounts payable of $58,907.

Note 8 – Fair Value of Financial Instruments

None of the Company’s financial instruments, which are current assets and liabilities that could be readily traded, are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2010 does not differ materially from the aggregate carrying value of its financial instruments recorded in the accompanying consolidated balance sheet.

Note 9 – Share Exchange Agreement and Assignment Agreement

On November 20, 2008, the Company signed a Share Exchange Agreement (the Agreement) with Produced Water Solutions, Inc. (PWS) and the shareholders of PWS to acquire PWS as a wholly-owned subsidiary on or before July 17, 2009. Pursuant to the Agreement the Company was to acquire all of the issued and outstanding shares of PWS in exchange for 8,000,000 shares of common stock of the Company to be distributed pro rata to the shareholders of PWS. At the inception of the agreement and as an inducement to enter into the Agreement, the Company loaned PWS $100,000 Canadian dollars, in the form of a promissory note.

On August 26, 2009, the Company entered into an Assignment Agreement (the Assignment) with Dobhai Ventures, Inc., (Dobhai), PWS, and the shareholders of PWS in order to assign the Company’s interest in the share exchange agreement with PWS to Dobhai for $1.00. The Assignment also provides that, if Dobhai acquires PWS, the Company will receive a two and one half percent (2½%) royalty on all net revenue realized by Dobhai or PWS from services that utilize PWS’ reverse osmosis and ultra-filtration technology for thirty six (36) months from the date of the transaction up to a maximum royalty payment of $1,000,000 and a cash payment of $135,000 payable by Dobhai to the Company within ten days of Dobhai’s acquisition of PWS.

During 2010, the Company received $135,000 as collection of the note receivable, related interest receivable, and a gain on the sale of the rights to acquire PWS.

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Note 10 –Purchase Agreement

On August 20, 2010, the Company entered into a Purchase Agreement (the Agreement) with Park to acquire JBP as a wholly-owned subsidiary. Pursuant to the Agreement, the Company will acquire all of the issued and outstanding shares of JBP from Park in exchange for fifteen million two hundred and eighty-two thousand one hundred and twenty (15,282,120) shares of common stock and six million eight hundred and twenty-four thousand and three hundred (6,824,300) share purchase warrants to be exercised within ten years of the grant date at an exercise price of $0.005 a share.

The Agreement further requires that the Company pay a finder’s fee comprised of one million five hundred and twenty-eight thousand two hundred and twelve (1,528,212) shares of common stock and six hundred and eighty-two thousand four hundred and thirty (682,430) share purchase warrants to be exercised within three years of the grant date at an exercise price of $0.06 a share.

The Company has satisfied the financing precondition and is now in the process of working with JBP to conclude its due diligence inquiry into JBP, its assets, business, and prospects.

Note 11 – Subsequent Events

The Company evaluated its December 31, 2010 financial statements for subsequent events through the date the financial statements were issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

Note 12 – Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-13, Multiple-Deliverable Revenue Arrangements, or “ASU 2009-13.” ASU 2009-13 establishes the accounting and reporting guidance for arrangements that include multiple revenue-generating activities, and provides amendments to the criteria for separating deliverables, and measuring and allocating arrangement consideration to one or more units of accounting. The amendments in ASU 2009-13 also establish a hierarchy for determining the selling price of a deliverable. Enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms of the arrangement, significant deliverables, and the vendor’s performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in ASU 2009-13 are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, or January 1, 2011 for us. Early application is permitted. The adoption of ASU 2009-13 will not have a material impact on our financial position or results of operations.

In July 2010, FASB issued ASU No. 2010-20 “Disclosures about the credit quality of financing receivables and the allowance for credit losses”, which requires expanded disclosures about the credit quality of an entity’s financing receivables and its allowance for credit loss on a disaggregated basis. This ASU is effective for annual reporting periods ending on or after December 15, 2011. The Company does not expect the adoption of this ASU will have a material impact on the Company’s consolidated financial statements.

MONTANA MINING CORP.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

Note 12 – Recent Accounting Pronouncements (continued)

In April 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-13, “Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). ASU 2010-13 addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. FASB Accounting Standards Codification (“ASC”) Topic 718 was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. We do not anticipate that the adoption of this guidance will have a material impact on our financial position and results of operations.

Other new pronouncements issued but not effective until after January 1, 2011 are not expected to have a significant effect on our financial position or results of operations.

JBP, S.R.L.

FINANCIAL STATEMENTS

March 31, 2011 and 2010 (unaudited) and

December 31, 2010 and 2009

INDEX

                                                                                                                                                   Page

Report of Independent Registered Public Accounting Firm                                                               F-23

Balance Sheets                                                                                                                             F-24

Statements of Operations                                                                                                               F-25

Statements of Stockholders’ Equity                                                                                                F-26

Statements of Cash Flows                                                                                                             F-27

Notes to Financial Statements                                                                                                        F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

JBP, S.R.L.

Regina, Saskatchewan, S4S 1H2

We have audited the accompanying balance sheets of JBP, S.R.L. [a development stage company] as of December 31, 2010 and 2009 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from inception on January 1, 2008 through December 31, 2010. JBP, S.R.L.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JBP, S.R.L. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from inception on January 1, 2008 through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming JBP, S.R.L. will continue as a going concern. As discussed in Note 2 to the financial statements, JBP, S.R.L. has incurred losses since its inception and has not yet established profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

June 23, 2011

JBP, S.R.L.
(A Development Stage Company)
BALANCE SHEETS

	March 31,
	2011	December 31,
ASSETS	(Unaudited)	2010	2009

Current assets:
Cash	$-	-	-
Prepaid expenses	-	71,250	-

Total current assets	-	71,250	-

Property and equipment, net	697,381	585,560	339,308

Total assets	$697,381	656,810	339,308

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$42,594	8,461	-
Accrued expenses	11,221	4,870	-
Note payable	452,462	378,963	-

Total current liabilities	506,277	392,294	-

Commitments and contingencies

Stockholders' equity:
Common stock, $3.14 par value; 1,000 shares
authorized, issued, and outstanding	3,144	3,144	3,144
Additional paid-in capital	748,880	745,880	575,780
Deficit accumulated during the development stage	(560,920)	(484,508)	(239,616)

Total stockholders' equity	191,104	264,516	339,308

Total liabilities and stockholders' equity	$697,381	656,810	339,308

JBP, S.R.L.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,		Years Ended		Cumulative
	2011	2010	December 31,		Amounts
	(Unaudited)	(Unaudited)	2010	2009	(Unaudited)

Revenue	$-	-	-	-	-

General and administrative costs	70,061	100,041	240,022	150,416	549,699

Loss from operations	(70,061)	(100,041)	(240,022)	(150,416)	(549,699)

Interest expense	(6,351)	-	(4,870)	-	(11,221)

Loss before provision for income taxes	(76,412)	(100,041)	(244,892)	(150,416)	(560,920)

Provision for income taxes	-	-	-	-	-

Net loss	$(76,412)	(100,041)	(244,892)	(150,416)	(560,920)

JBP, S.R.L.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at January 1, 2008	-	$-	$-	$-	$-

Issuance of common stock for cash	1,000	3,144	-	-	3,144

Capital contributions:
Cash	-	-	258,803	-	258,803
Office rental costs	-	-	12,000	-	12,000

Net loss	-	-	-	(89,200)	(89,200)

Balance at December 31, 2008	1,000	3,144	270,803	(89,200)	184,747

Capital contributions:
Cash	-	-	292,977	-	292,977
Office rental costs	-	-	12,000	-	12,000

Net loss	-	-	-	(150,416)	(150,416)

Balance at December 31, 2009	1,000	3,144	575,780	(239,616)	339,308

Capital contributions:
Cash	-	-	158,100	-	158,100
Office rental costs	-	-	12,000	-	12,000

Net loss	-	-	-	(244,892)	(244,892)

Balance at December 31, 2010	1,000	3,144	745,880	(484,508)	264,516

Capital contributions:
Office rental costs (unaudited)	-	-	3,000	-	3,000

Net loss (unaudited)	-	-	-	(76,412)	(76,412)

Unaudited balance at March 31, 2011	1,000	$3,144	$748,880	$(560,920)	$191,104

JBP, S.R.L.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,		Years Ended		Cumulative
	2011	2010	December 31,		Amounts
	(Unaudited)	(Unaudited)	2010	2009	(Unaudited)
Cash flows from operating activities:
Net loss	$(76,412)	(100,041)	(244,892)	(150,416)	(560,920)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	11,179	3,041	17,752	8,468	37,554
Office rental costs	3,000	3,000	12,000	12,000	39,000
(Increase) decrease in:
Prepaid expenses	-	-	(71,250)	-	(71,250)
Increase (decrease) in:
Accounts payable	6,381	80,000	8,461	-	14,842
Accrued expenses	6,351	-	4,870	-	11,221

Net cash used in operating activities	(49,501)	(14,000)	(273,059)	(129,948)	(529,553)

Cash flows from investing activities:
Purchases of property and equipment	-	-	(50,500)	(163,029)	(398,431)

Net cash used in investing activities	-	-	(50,500)	(163,029)	(398,431)

Cash flows from financing activities:
Proceeds from note payable	49,501	-	165,459	-	214,960
Cash contributed by stockholders	-	14,000	158,100	292,977	709,880
Issuance of common stock	-	-	-	-	3,144

Net cash provided by financing activities	49,501	14,000	323,559	292,977	927,984

Net change in cash	-	-	-	-	-

Cash, beginning of period	-	-	-	-	-

Cash, end of period	$-	-	-	-	-

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies

Organization

JBP, S.R.L. (the Company) began operations on January 1, 2008 as JBP, S.A. (date of inception) and was incorporated under the laws of the Dominican Republic on March 6, 2008. The Company is beneficially owned by Park Capital Management, Inc. (Park).

The Company intends to construct and operate Park Vida, a premiere destination resort designed for mountain biking of all disciplines. The 700-acre resort will be developed in the Dominican Republic on land owned by the Company.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements

The accompanying interim financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 are unaudited. In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly the Company’s financial position as of March 31, 2011 as well as the results of operations and cash flows for the three months ended March 31, 2011 and 2010 in accordance with generally accepted accounting principles. The results of operations for any interim period are not necessarily indicative of the results expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The interim financial statements and related notes thereto should be read in conjunction with the audited financial statements and related notes thereto for the years ended December 31, 2010 and 2009.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property, buildings, improvements, and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Costs of major renewals or betterments are capitalized over the remaining useful lives of the related assets. Depreciation is computed by using the straight-line method. Land improvements are depreciated over ten years. Buildings and improvements are depreciated over fifteen to thirty-nine years. Equipment is depreciated between five and seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life or the remaining life of the lease. The cost of property disposed of and related accumulated depreciation is removed from the accounts at the time of disposal, and gain or loss is reflected in operations.

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company evaluates its long-lived assets in accordance with Accounting Standards Codification (ASC) 360, “Accounting for the Impairment of Long-Lived Assets.”  Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable.  When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Income Taxes

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

If the Company has uncertain tax positions, they are evaluated by management and a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgement and the amount ultimately sustained for an uncertain tax position could differ from the amount recognized. The Company recognizes interest expense and penalties related to unrecognized tax benefits with the provision for income taxes. As of December 31, 2010, management did not identify any uncertain tax positions.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Note 2 – Going Concern

As of December 31, 2010, the Company’s revenue generating activities are not in place, and the Company has incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management intends to seek additional equity and debt financing to fund its resort development plans. There can be no assurance that such funds will be available to the Company or that its resort development efforts will be successful.

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 3 – Property and Equipment

Property and equipment consist of the following:

	2010	2009

Land and improvements	$447,824	310,620
Buildings and improvements	29,000	-
Construction in process	50,300	-
Leasehold improvements	17,500	-
Equipment	67,311	37,311

	611,935	347,931
Less accumulated depreciation	(26,375)	(8,623)

	$585,560	339,308

Note 4 – Note Payable

The note payable consists of cash advances of $165,459 and direct payments for property and equipment additions of $213,504 from Montana Mining Corp. (Montana) (see Notes 8 and 10). The note bears interest at 6% and is secured by the Company’s assets. Principal and interest are due December 31, 2012.

Note 5 – Income Taxes

The provision for income taxes differs from the amount computed at Dominican statutory rates as follows:

	2010	2009	Amounts

Dominican income tax at statutory rate	$(61,000)	(38,000)	(121,000)
Change in valuation allowance	61,000	38,000	121,000

	$-	-	-

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 5 – Income Taxes (continued)

Deferred tax assets (liabilities) are comprised of the following:

	2010	2009

Start-up costs	$121,000	60,000
Valuation allowance	(121,000)	(60,000)

	$-	-

As of December 31, 2010, the Company has start-up costs of approximately $485,000. These start-up costs will begin to be amortized at such time as the Company’s operations commence, or after three years; whichever comes first, because net operating losses may only carry forward for three years in the Dominican Republic.

Note 6 – Supplemental Cash Flow Information

No amounts have been paid for interest or income taxes since inception.

During the three months ended March 31, 2011, the Company (unaudited):

  Transferred $71,250 from prepaid expenses to construction in process.
  Acquired property and equipment in exchange for an increase in the note payable of $23,998.
  Acquired property and equipment in exchange for an increase in accounts payable of $27,252.

During the year ended December 31, 2010, the Company acquired property and equipment in exchange for an increase in the note payable of $213,504.

Note 7 – Fair Value of Financial Instruments

None of the Company’s financial instruments, which are current assets and liabilities that could be readily traded, are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2010 does not differ materially from the aggregate carrying value of its financial instruments recorded in the accompanying balance sheet.

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 8 – Purchase Agreement

On August 20, 2010, Park entered into a Purchase Agreement (the Agreement) with Montana to sell the Company. Pursuant to the Agreement, Montana will acquire all of the issued and outstanding shares of the Company from Park in exchange for fifteen million two hundred and eighty-two thousand one hundred and twenty (15,282,120) shares of $0.001 par value common stock and six million eight hundred and twenty-four thousand and three hundred (6,824,300) share purchase warrants exercisable within ten years of the date of grant at an exercise price of $0.005 a share.

Montana has satisfied the financing precondition and is now in the process of working with JBP to conclude its due diligence inquiry into JBP, its assets, business, and prospects.

Note 9 – Commitments

During December 2010, the Company entered into a consultancy services agreement with Select Contracts, which will provide the following services: concept, project, and construction design, development, and management services, including architectural plans and specifications, up through the planned resort’s soft opening.  The agreement stipulates different phases.  If all phases are executed, the Company is committed to paying fees of approximately $1,162,000.  As of December 31, 2010, the Company had paid $71,250, shown as Prepaid Expenses on the balance sheet (see Note 10).

During October 2010, the Company entered into an agreement to lease office space and an office manager in Whistler, British Columbia for a term of one year, with an option to renew for one year.  The Company  pays $7,450 Canadian (approximately $7,500 USD at December 31, 2010) each month for these services. Leasehold improvements of $17,500 made to this office space are being amortized over the initial one-year term of this agreement.

During May 2010,  the Company entered into an architectural services agreement with Modularis C. xA. (Modularis).  Per the agreement, the Company paid $39,000 during 2010, and will pay three payments of $8,000 each during 2011, and cash or land in the amount of $51,000 as a final payment (see Note 10).

Note 10 – Subsequent Events

The Company evaluated its December 31, 2010 financial statements for subsequent events through the date the financial statements were issued. Except as explained below, the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

Subsequent to December 31, 2010, the Company received additional cash advances from Montana of approximately $153,000 (see Note 4).

During 2011, Select Contracts began the concept design phase of its agreement with the Company.  As of June 07, 2011, the Company has paid $23,750 more for the completion of this phase and reclassified its initial payment of $71,250 from Prepaid Expenses to Construction in Process. The agreement is on hold until such time both parties agree to recommence the agreement. At such time the Company authorizes and pays to begin the detailed design phase of the project, it will be committed to the remainder of the consultancy services agreement with Select Contracts (see Note 9).

The Company has paid $24,000 to Modularis during 2011 per the terms of their agreement (see Note 9).

MONTANA MINING CORP.

INDEX TO UNAUDITED CONSOLIDATED PRO-FORMA FINANCIAL STATEMENTS
March 31, 2011 and December 31, 2010

                                                                                                                                         Page

Introduction to Pro-Forma Financial Statements                                                                  F-34

Balance Sheets as at March 31, 2011                                                                                 F-35

Statements of Operations for the three months ended March 31, 2011                                  F-36

Statements of Operations for the year ended December 31, 2010                                         F-37

Notes to Pro-Forma Financial Statements                                                                           F-38

MONTANA MINING CORP.

INTRODUCTION TO UNAUDITED PRO-FORMA CONSOLIDATED

BALANCE SHEETS AND STATEMENTS OF OPERATIONS

March 31, 2011 and December 31, 2010

The following unaudited pro-forma consolidated balance sheets and statements of operations give effect to Montana Mining Corp.’s (Montana) purchase of all of the outstanding shares of JBP, S.R.L. (JBP), pursuant to their August 20, 2010  asset purchase agreement, and are based on the estimates and assumptions set forth below and in the notes to such statements which include pro-forma adjustments. This pro-forma information has been prepared utilizing the historical financial statements of Montana and JBP. This information should be read in conjunction with the historical financial statements and notes thereto. The pro-forma financial data has been included as required by the rules and regulations of the SEC and is provided for comparative purposes only. The pro-forma financial data does not purport to be indicative of the results which actually would have been obtained if the purchase agreement had been effected on the date or dates indicated or of those results which may be obtained in the future.

On August 20, 2010, Montana agreed to buy all of the outstanding shares of JBP in exchange for fifteen million two hundred and eighty-two thousand one hundred and twenty (15,282,120) shares of $0.001 par value common stock and six million eight hundred and twenty-four thousand and three hundred (6,824,300) share purchase warrants exercisable within ten years of the date of grant at an exercise price of $0.005 a share.

The acquisition was accounted for as a recapitalization effected by a share exchange, wherein JBP is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their historical book value and no goodwill has been recognized, as required by the rules and regulations of the SEC. The issued common stock is that of Montana, and the accumulated deficit is that of JBP.

The unaudited pro-forma consolidated balance sheet set forth below represents the combined financial position of Montana and JBP as of March 31, 2011, as if the reverse acquisition occurred on March 31, 2011.  The unaudited pro-forma consolidated statements of operations set forth below represent the combined results of operations of Montana and JBP, as if the reverse acquisition occurred on the first day of the periods presented therein.

MONTANA MINING CORP.
(A Development Stage Company)
UNAUDITED CONSOLIDATED PRO-FORMA BALANCE SHEETS
March 31, 2011

				Pro-Forma	Pro-Forma
ASSETS	Montana	JBP		Adjustments	Consolidated
Current assets:
Cash and cash equivalents	$250,202	-		-	250,202

Total current assets	250,202	-		-	250,202

Interest receivable	11,221	-	(1)	(11,221)	-
Note receivable	452,462	-	(1)	(452,462)	-
Property and equipment, net	-	697,381		-	697,381

Total assets	$713,885	697,381		(463,683)	947,583

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$5,442	42,594		-	48,036
Accrued expenses	-	11,221	(1)	(11,221)	-
Related party payable	2,544	-		-	2,544
Note payable	-	452,462	(1)	(452,462)	-

Total current liabilities	7,986	506,277		(463,683)	50,580

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	-	-		-	-
Common stock	23,677	3,144	(2)	13,666	40,487
Additional paid-in capital	1,074,973	748,880	(2)	(406,417)	1,417,436
Deficit accumulated during the development stage	(392,751)	(560,920)	(2)	392,751	(560,920)

Total stockholders' equity (deficit)	705,899	191,104		-	897,003

Total liabilities and stockholders' equity (deficit)	$713,885	697,381		(463,683)	947,583

MONTANA MINING CORP.
(A Development Stage Company)
UNAUDITED CONSOLIDATED PRO-FORMA STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2011

				Pro-Forma	Pro-Forma
	Montana	JBP		Adjustments	Consolidated

Revenues, net	$-	-		-	-

General and administrative expenses	17,284	70,061		-	87,345

Loss from operations	(17,284)	(70,061)		-	(87,345)

Other income (expense):
Interest income	6,588	-	(3)	(6,351)	237
Interest expense	-	(6,351)	(3)	6,351	-

	6,588	(6,351)		-	237

Loss before provision for
income taxes	(10,696)	(76,412)		-	(87,108)

Provision for income taxes	-	-		-	-

Net loss	$(10,696)	(76,412)		-	(87,108)

MONTANA MINING CORP.
(A Development Stage Company)
UNAUDITED CONSOLIDATED PRO-FORMA STATEMENTS OF OPERATIONS
Year Ended December 31, 2010

				Pro-Forma	Pro-Forma
	Montana	JBP		Adjustments	Consolidated

Revenues, net	$-	-		-	-

General and administrative expenses	55,582	240,022		-	295,604

Loss from operations	(55,582)	(240,022)		-	(295,604)

Other income (expense):
Interest income	11,343	-	(4)	(4,870)	6,473
Interest expense	(48,733)	(4,870)	(4)	4,870	(48,733)
Gain on sale of PWS rights	23,887	-		-	23,887

	(13,503)	(4,870)		-	(18,373)

Loss before provision for
income taxes	(69,085)	(244,892)		-	(313,977)

Provision for income taxes	-	-		-	-

Net loss	$(69,085)	(244,892)		-	(313,977)

MONTANA MINING CORP.

NOTES TO UNAUDITED CONSOLIDATED PRO-FORMA

BALANCE SHEETS AND STATEMENTS OF OPERATIONS

March 31, 2011 and December 31, 2010

The pro-forma consolidated financial statements do not purport to be indicative of the results which could actually have been obtained if the purchase agreement had been consummated on the date or dates indicated or which may be obtained in the future. The pro-forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro-forma consolidated financial information.  In addition, the unaudited pro-forma consolidated financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition.  The unaudited pro-forma consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements attached to this Information Statement.

The adjustments to the unaudited pro-forma consolidated financial information as of  and  in connection with the proposed acquisition are presented below:

(1)    To eliminate an intercompany note receivable/payable and related accrued interest receivable/payable.

(2)    To record the acquisition of JBP by Montana as a recapitalization and to record the issuance of 16,810,332 shares of Montana common stock.

(3)    To eliminate intercompany interest income and expense at March 31, 2011.

(4)    To eliminate intercompany interest income and expense at December 31, 2010.